Exhibit 4.1

WYNN RESORTS FINANCE, LLC
and
WYNN RESORTS CAPITAL CORP.,
as joint and several obligors

AND

EBH HOLDINGS, LLC,
WYNN GROUP ASIA, INC.,
EVERETT PROPERTY, LLC,
WYNN AMERICA GROUP, LLC,
WYNN LAS VEGAS HOLDINGS, LLC,
WYNN LAS VEGAS, LLC,
WYNN MA, LLC,
WYNN SUNRISE, LLC
and
WYNN LAS VEGAS CAPITAL CORP.,
as guarantors

6.250% SENIOR NOTES DUE 2033

INDENTURE

Dated as of September 20, 2024

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

Trustee

TABLE OF CONTENTS
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EXHIBITS
Exhibit A-1    FORM OF NOTE
Exhibit A-2    FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B    FORM OF CERTIFICATE OF TRANSFER
Exhibit C    FORM OF CERTIFICATE OF EXCHANGE
Exhibit D    FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E    FORM OF NOTATION OF GUARANTEE
Exhibit F    FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

INDENTURE dated as of September 20, 2024 among Wynn Resorts Finance, LLC, a Nevada limited liability company (“Wynn Resorts Finance”) and Wynn Resorts Capital Corp., a Nevada corporation (“Wynn Resorts Capital,” and together with Wynn Resorts Finance, the “Issuers”), as joint and several obligors, and EBH Holdings, LLC, a Nevada limited liability company, Wynn Group Asia, Inc., a Nevada corporation, Everett Property, LLC, a Massachusetts limited liability company, Wynn America Group, LLC, a Nevada limited liability company, Wynn Las Vegas Holdings, LLC, a Nevada limited liability company, Wynn Las Vegas, LLC, a Nevada limited liability company, Wynn MA, LLC, a Nevada limited liability company, Wynn Sunrise, LLC, a Nevada limited liability company and Wynn Las Vegas Capital Corp, a Nevada corporation, as guarantors (the “Initial Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).
The Issuers, the Initial Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 6.250% Senior Notes due 2033 (the “Notes”):
ARTICLE 1.
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01    Definitions.
“144A Global Note” means a Global Note substantially in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“2025 LV Notes” means the 5.50% Senior Notes due 2025 issued by Wynn Las Vegas.
“2027 LV Notes” means the 5.25% Senior Notes due 2027 issued by Wynn Las Vegas.
“2029 WRF Notes” means the 5.125% Senior Notes due 2029 issued by the Issuers.
“2029 WRF Notes Issue Date” means September 20, 2019.
“2031 WRF Notes” means the 7.125% Senior Notes due 2031 issued by the Issuers.
“Act of Terrorism” means an act of any person directed towards the overthrowing or influencing of any government de jure or de facto, or the inducement of fear in or the disruption of the economic system of any society, by force or by violence, including (i) the hijacking or destruction of any conveyance (including an aircraft, vessel, or vehicle), transportation infrastructure or building, (ii) the seizing or detaining, and threatening to kill, injure, or continue to detain, or the assassination of, another individual, (iii) the use of any (a) biological agent, chemical agent, or nuclear weapon or device, or (b) explosive or firearm, with intent to endanger, directly or indirectly, the safety of one or more individuals or to cause substantial damage to property, and (iv) a credible threat, attempt, or conspiracy to do any of the foregoing.
“Additional Notes” means Additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.13 hereof, as part of the same series as the Initial Notes. Any Additional Notes shall vote on all matters as one class with the Initial Notes being issued on the Issue Date, including, without limitation, waivers, amendments and redemptions.
“Adjusted Treasury Rate” means, with respect to any redemption date:
(1)    the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or
(2)    if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date or, in the case of a satisfaction and discharge or a defeasance, on the third Business Day prior to the date on which Wynn Resorts Finance deposits the amount required under this Indenture most nearly equal to the period from the redemption date to the maturity date.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agent” means any Registrar, Paying Agent or additional paying agent.
“Allocable Overhead” means, at any time with respect to each Qualifying Project, an amount equal to (1) the amount of corporate or other organizational overhead expenses of, and actually incurred by, an Issuer or any Guarantor calculated in good faith on a consolidated basis, after the elimination of intercompany transactions, in accordance with US GAAP, divided by (2) the number of Qualifying Projects. However, amounts allocated to any Qualifying Project shall be prorated based on the period within such period that such Qualifying Project was in operation or financing therefor was obtained. With respect to any amounts payable pursuant to any agreements entered into by and among an Issuer, any Guarantor and/or any of their respective Affiliates, any payment in respect of Allocable Overhead shall not include any fee, profit or similar component and shall represent only the payment or reimbursement of actual costs and expenses.
“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of:
(1)    1.0% of the principal amount of such Note, and
(2)    the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Note on September 15, 2027 (such redemption price as set forth above), plus (ii) all required interest payments due on such Note through September 15, 2027 (excluding accrued but unpaid interest to the applicable date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then-outstanding principal amount of such Note.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.
“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with US GAAP; provided, however, that if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capital Lease Obligation.”
“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:
(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the board of directors of the general partner of the partnership;
(3)    with respect to a limited liability company, the Person or Persons who are the managing member, members or managers or any controlling committee or managing members or managers thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” means any day other than a Legal Holiday.
“Capital Expenditures” means, for any period any expenditures by an Issuer or a Guarantor for the acquisition or leasing of fixed or capital assets (including Capital Lease Obligations) that should be capitalized in accordance with US GAAP and any expenditures by such Person for maintenance, repairs, restoration or refurbishment of the condition or usefulness of Property of such Person that should be capitalized in accordance with US GAAP; provided that the following items shall not constitute Capital Expenditures: (a) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation (or transfers in lieu thereof) of the assets being replaced; (b) the purchase price of assets purchased with the trade-in of existing assets solely to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the asset being traded in at such time; (c) the purchase of property or equipment to the extent financed with the proceeds of asset sales or other dispositions outside the ordinary course of business; (d) expenditures that constitute acquisitions not prohibited hereunder; (e) any capitalized interest expense reflected as additions to property in the consolidated balance sheet of the Issuers and the Guarantors (including in connection with sale-leaseback transactions not prohibited hereunder); (f) any non-cash compensation or other non-cash costs reflected as additions to property in the consolidated balance sheet of the Issuers and the Guarantors; and (g) capital expenditures relating to the construction or acquisition of any property or equipment which has been transferred to a Person other than an Issuer or a Guarantor pursuant to a sale-leaseback transaction not prohibited hereunder and capital expenditures arising pursuant to sale-leaseback transactions.
“Capital Lease Obligation” means, any lease of any Property by that Person as lessee that, in conformity with GAAP, is required to be classified and accounted for as a capital lease on the balance sheet of that Person; provided, however, that for the avoidance of doubt, any lease that was accounted for, or would have been required to be accounted for, by any Person as an operating lease prior to the adoption of FASB ASC 842 and any similar lease entered into subsequent to the adoption of FASB ASC 842 by any Person may, in the sole discretion of Wynn Resorts Finance, be accounted for as an operating lease and not as a capital lease.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests (whether general or limited); and
(4)    any other interests or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Change of Control” means the occurrence of any of the following:
(1)    the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Wynn Resorts Finance and the Guarantors, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than to any Parent Entity and any Subsidiary of any Parent Entity;
(2)    the adoption of a plan relating to the liquidation or dissolution of either Issuer or any successor thereto;
(3)    the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the outstanding Voting Stock of Wynn Resorts, measured by voting power rather than number of Equity Interests; or
(4)    the first day on which Wynn Resorts ceases to own, directly or indirectly, 60% or more of the voting power of the outstanding Equity Interests of Wynn Resorts Finance.
Notwithstanding the above, a Change of Control shall not occur solely by reason of a Permitted C-Corp. Conversion.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.
“Clearstream” means Clearstream Banking, S.A.
“Code” means the Internal Revenue Code of 1986, as amended.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities (“Remaining Life”).
“Comparable Treasury Price” means (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Consolidated EBITDA” means, for any Test Period, the sum (without duplication) of Consolidated Net Income for such Test Period; plus
(a)    in each case to the extent deducted in calculating such Consolidated Net Income:
(i)    provisions for taxes based on income or profits or capital gains, plus franchise or similar taxes, of the Issuers and the Guarantors for such Test Period;
(ii)    Consolidated Interest Expense of the Issuers and the Guarantors for such Test Period, whether paid or accrued and whether or not capitalized;
(iii)    any cost, charge, fee or expense (including discounts and commissions and including fees and charges incurred in respect of letters of credit or bankers acceptance financings) (or any amortization of any of the foregoing) associated with any issuance (or proposed issuance) of debt, or equity or any refinancing transaction (or proposed refinancing transaction) or any amendment or other modification of any debt instrument;
(iv)    depreciation, amortization (including amortization of goodwill and other intangibles) and any other non-cash charges or expenses, including any write off or write downs, reducing Consolidated Net Income (excluding (x) any amortization of a prepaid cash expense that was paid in a prior Test Period and (y) any non-cash charges and expenses that result in an accrual of a reserve for cash charges in any future Test Period that Wynn Resorts Finance elects not to add back in the current Test Period (it being understood that reserves may be charged in the current Test Period or when paid, as reasonably determined by Wynn Resorts Finance)) of the Issuers and the Guarantors for such Test Period; provided that if any such non-cash charges or expenses represent an accrual of a reserve for potential cash items in any future Test Period, the cash payment in respect thereof in such future Test Period shall be subtracted from Consolidated EBITDA to the extent Wynn Resorts Finance elected to previously add back such amounts to Consolidated EBITDA;
(v)    any Pre-Opening Expenses;
(vi)    the amount of any restructuring costs, charges, accruals, expenses or reserves (including those relating to severance, relocation costs and one-time compensation charges), costs incurred in connection with any non-recurring strategic initiatives, other business optimization expenses (including incentive costs and expenses relating to business optimization programs and signing, retention and completion bonuses) and any unusual or non-recurring costs, charges, accruals, reserves or items of loss or expense (including, without limitation, losses on asset sales (other than asset sales in the ordinary course of business));
(vii)    any charges, fees and expenses (or any amortization thereof) (including, without limitation, all legal, accounting, advisory or other transaction-related fees, charges, costs and expenses and any bonuses or success fee payments related to the Transactions) related to the Transactions, any acquisition or investment or disposition (or any such proposed acquisition, investment or disposition) (including amortization or write offs of debt issuance or deferred financing costs, premiums and prepayment penalties), in each case, whether or not successful;
(viii)    any losses resulting from mark to market accounting of swap contracts or other derivative instruments; and
(ix)    the aggregate amount of accrued and unpaid Management Fees, IP Licensing Fees and Allocable Overhead; provided that the cash payment in respect of such accrued and unpaid Management Fees, IP Licensing Fees and Allocable Overhead (other than to the extent any such accrual occurred prior to the Issue Date) in any future Test Period shall be subtracted from Consolidated EBITDA in such Test Period to the extent Wynn Resorts Finance elected to previously add back such amounts to Consolidated EBITDA; minus
(b)    in each case to the extent included in calculating such Consolidated Net Income:
(i)    non-cash items increasing such Consolidated Net Income for such Test Period, other than the accrual of revenue in the ordinary course of business, and other than any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges for any prior Test Period subsequent to the Issue Date which was not added back to Consolidated EBITDA when accrued;
(ii)    the amount of any gains resulting from mark to market accounting of swap contracts or other derivative instruments; plus
(c)    the amount of cost savings, operating expense reductions, other operating improvements and synergies projected by Wynn Resorts Finance in good faith to be realized as a result of specified actions taken or with respect to which steps have been initiated (in the good faith determination of Wynn Resorts Finance) during such Test Period (or with respect to Specified Transactions, are reasonably expected to be initiated within eighteen (18) months of the closing date of the Specified Transaction), including in connection with any Specified Transaction (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized during the entirety of such Test Period), net of the amount of actual benefits realized during such Test Period from such actions; provided that (i) such actions are to be taken within eighteen (18)

months after the consummation of such Specified Transaction, restructuring or implementation of an initiative that is expected to result in such cost savings, operating expense reductions, other operating improvements or synergies, (ii) no cost savings, operating expense reductions, other operating improvements and synergies shall be added pursuant to this clause (c) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such Test Period, and (iii) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (c) to the extent more than eighteen (18) months have elapsed after the specified action taken in order to realize such projected cost savings, operating expense reductions, other operating improvements and synergies; provided, that the aggregate amount of additions made to Consolidated EBITDA for any Test Period pursuant to this clause (c) shall not (i) exceed 20.0% of Consolidated EBITDA for such Test Period (after giving effect to this clause (c)) or (ii) be duplicative of one another; plus
(d)    to the extent not included in Consolidated Net Income, the amount of business interruption insurance proceeds received during such Test Period or after such Test Period and on or prior to the date the calculation is made with respect to such Test Period, attributable to any property which has been closed or had operations curtailed for such Test Period; provided that such amount of insurance proceeds shall only be included pursuant to this clause (d) to the extent of the amount of insurance proceeds plus Consolidated EBITDA attributable to such property for such Test Period (without giving effect to this clause (d)) does not exceed Consolidated EBITDA attributable to such property during the most recently completed four fiscal quarters for which financial results are available that such property was fully operational (or if such property has not been fully operational for four consecutive fiscal quarters for which financial results are available prior to such closure or curtailment, the Consolidated EBITDA attributable to such property during the Test Period prior to such closure or curtailment (for which financial results are available) annualized over four fiscal quarters); plus
(e)    cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any Test Period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) above for any previous Test Period and not added back.
Consolidated EBITDA shall be further adjusted:
(A)    to include the Consolidated EBITDA of any Person, property, business or asset (including a management agreement or similar agreement) acquired by an Issuer or any Guarantor during such Test Period and required to become a Guarantor pursuant to the terms of this Indenture based on the Consolidated EBITDA of such Person (or attributable to such property, business or asset) for such period (including the portion thereof occurring prior to such acquisition), determined as if references the Issuers and the Guarantors in Consolidated Net Income and other defined terms therein were to such Person and its Subsidiaries;

(B)    to exclude the Consolidated EBITDA of any Guarantor, property, business or asset sold, transferred or otherwise disposed of, closed or classified as discontinued operations by an Issuer or any Guarantor during such Test Period, based on the actual Consolidated EBITDA of such Person for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closing, classification or conversion), determined as if references to the Issuers and the Guarantors in Consolidated Net Income and other defined terms therein were to such Person and its Subsidiaries;
(C)    in any fiscal quarter during which a purchase of property that prior to such purchase was subject to any operating lease that will be terminated in connection with such purchase shall occur and during the three (3) following fiscal quarters, by increasing Consolidated EBITDA by an amount equal to the quarterly payment in respect of such lease (as if such purchase did not occur) times (a) four (4) (in the case of the quarter in which such purchase occurs), (b) three (3) (in the case of the quarter following such purchase), (c) two (2) (in the case of the second quarter following such purchase) and (d) one (1) (in the case of the third quarter following such purchase), all as determined on a consolidated basis for the Issuers and the Guarantors;
(D)    in the event of any Expansion Capital Expenditures or Development Projects that were opened for business during such Test Period, by multiplying the Consolidated EBITDA attributable to such Expansion Capital Expenditures or Development Projects (as determined by Wynn Resorts Finance in good faith) in respect of the first three (3) complete fiscal quarters following opening of the business representing such Expansion Capital Expenditures or Development Projects by: (x) 4 (with respect to the first such quarter), (y) 2 (with respect to the first two such quarters), and (z) 4/3 (with respect to the first three such quarters) and, for the avoidance of doubt, excluding Consolidated EBITDA attributable to such Expansion Capital Expenditures or Development Projects during the quarter in which the business representing such Expansion Capital Expenditure or Development Projects opened when calculating Consolidated EBITDA during any such three fiscal quarters (unless such business opened on the first day of a fiscal quarter); and
(E)    to exclude the amount, if any, by which the dividends and distributions paid or, at Wynn Resorts Finance’s election, declared to Wynn Group Asia by its direct and indirect Subsidiaries that are included in Consolidated Net Income pursuant to clause (c) of the definition thereof during the applicable Test Period exceed the applicable Recurring Dividend Amount for such Test Period.
“Consolidated Indebtedness” means, as at any date of determination, the aggregate amount of all Indebtedness of the Issuers and the Guarantors (other than (x) any such Indebtedness that has been discharged, (y) any escrowed indebtedness, and (z) intercompany indebtedness) on such date, in an amount that would be reflected on a balance sheet on such date prepared on a consolidated basis in accordance with US GAAP, consisting of Indebtedness for borrowed money, obligations in respect of Capital Lease Obligations, purchase money Indebtedness, Indebtedness of the kind described in clause (4) of the definition of “Indebtedness,” Indebtedness evidenced by promissory notes and similar instruments and contingent obligations in respect of any of the foregoing (to be included only to the extent set forth in clause (iii) below); provided that (i) Consolidated Indebtedness shall not include

(A) Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder or (B) Indebtedness in respect of disqualified capital stock, (ii) the amount of Consolidated Indebtedness, in the case of Indebtedness of a Guarantor that is not a wholly-owned Guarantor, shall be reduced by an amount directly proportional to the amount (if any) by which Consolidated EBITDA was reduced (including through the calculation of Consolidated Net Income) in respect of such non-controlling interest in such Guarantor owned by a Person other than an Issuer or any other Guarantor, (iii) Consolidated Indebtedness shall not include contingent obligations, provided, however, that if and when any such contingent obligation is demanded for payment from an Issuer or any Guarantor, then the amounts of such contingent obligation shall be included in such calculations.
“Consolidated Interest Expense” means, for any Test Period, the sum of interest expense of the Issuers and the Guarantors for such Test Period as determined on a consolidated basis in accordance with US GAAP, plus, to the extent deducted in arriving at Consolidated Net Income and without duplication, (a) the interest portion of payments on Capital Lease Obligations, (b) amortization of financing fees, debt issuance costs and interest or deferred financing or debt issuance costs, (c) arrangement, commitment or upfront fees, original issue discount, redemption or prepayment premiums, (d) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (e) interest with respect to Indebtedness that has been discharged and any escrowed indebtedness, (f) the accretion or accrual of discounted liabilities during such period, (g) interest expense attributable to the movement of the mark-to-market valuation of obligations under swap contracts or other derivative instruments, (h) payments made under swap contracts relating to interest rates with respect to such Test Period and any costs associated with breakage in respect of hedging agreements for interest rates, (i) all interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, all as calculated on a consolidated basis in accordance with US GAAP, (j) fees and expenses associated with the consummation of the Transactions (k) annual or quarterly agency fees paid to the administrative agent under the Senior Credit Facilities and (l) costs and fees associated with obtaining swap contracts and fees payable thereunder.
“Consolidated Net Income” means, for any Test Period, the aggregate of the net income of the Issuers and the Guarantors for such Test Period, on a consolidated basis, determined in accordance with US GAAP; provided that, without duplication:
(a)    any gain or loss (together with any related provision for taxes thereon) realized in connection with (i) any asset sale or (ii) any disposition of any securities by an Issuer or any of the Guarantors shall be excluded;
(b)    any extraordinary gain or loss (together with any related provision for taxes thereon) shall be excluded;
(c)    the net income of any Person that (i) is not a Subsidiary, (ii) is accounted for by the equity method of accounting or (iii) is a Subsidiary (or former Subsidiary) with respect to which a Trigger Event has occurred following the occurrence and during the continuance of such Trigger Event shall be excluded; provided that Consolidated Net Income of the Issuers and the Guarantors shall be increased by the amount of dividends or distributions or other payments (including management fees) that are actually paid or are payable in cash to an Issuer or a Guarantor in respect of such period by such Persons (or to the extent converted into cash) (including at Wynn Resorts Finance’s election in the case of the direct and indirect Subsidiaries of Wynn Group Asia, dividends and distributions declared (but not yet paid) during such period; provided that in the event Wynn Resorts Finance elects to include any such declared (but not yet paid) dividend or distribution in Consolidated Net Income during any period, in no event shall the subsequent payment of such dividends and distributions be so included); provided further, that in the case of any such Person acquired by an Issuer or a Guarantor during such test Period, the foregoing shall be determined as if such Person had been acquired on the first day of such Test Period;
(d)    the undistributed earnings of any Subsidiary of Wynn Resorts Finance that is not a an Issuer or a Guarantor to the extent that, on the date of determination the payment of cash dividends or similar cash distributions by such Subsidiary (or loans or advances by such subsidiary to any parent company) are not permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary shall be excluded, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions have been waived; provided that Consolidated Net Income of the Issuers and the Guarantors shall be increased by the amount of dividends or distributions or other payments (including management fees) that are actually paid or are payable in cash to an Issuer or a Guarantor(not subject to such restriction) thereof in respect of such period by such Subsidiaries (or to the extent converted into cash); provided further, that in the case of any such Person acquired by an Issuer or a Guarantor during such test Period, the foregoing shall be determined as if such Person had been acquired on the first day of such Test Period;
(e)    any goodwill or other asset impairment charges or other asset write-offs or write downs, including any resulting from the application of Accounting Standards Codification Nos. 350 and No. 360, and any expenses or charges relating to the amortization of intangibles as a result of the application of Accounting Standards Codification No. 805, shall be excluded;
(f)    any non-cash charges or expenses related to the repurchase of stock options to the extent not prohibited by this Indenture, and any non-cash charges or expenses related to the grant, issuance or repricing of, or any amendment or substitution with respect to, stock appreciation or similar rights, stock options, restricted stock, or other Equity Interests or other equity based awards or rights or equivalent instruments, shall be excluded;
(g)    the cumulative effect of a change in accounting principles shall be excluded;
(h)    any expenses or reserves for liabilities shall be excluded to the extent that an Issuer or a Guarantor is entitled to indemnification therefor under binding agreements; provided that any such liabilities for which an Issuer or any of Guarantors is not actually indemnified shall reduce Consolidated Net Income for the period in which it is determined that such Issuer or such Guarantor will not be indemnified (to the extent such liabilities would otherwise reduce Consolidated Net Income without giving effect to this clause (h));

(i)    losses, to the extent covered by insurance and actually reimbursed, or, so long as Wynn Resorts Finance has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; and
(j)    gains and losses resulting solely from fluctuations in currency values and the related tax effects shall be excluded, and charges relating to Accounting Standards Codification Nos. 815 and 820 shall be excluded.
    “Consolidated Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Indebtedness of the Issuers and the Guarantors that is secured by Liens on the property or assets of an Issuer or a Guarantor as of such date (other than (x) any such Consolidated Indebtedness that is expressly subordinated in right of payment to the Notes and (y) any such Consolidated Indebtedness that benefits from the pledge securing the Existing LV Notes (but is not otherwise secured by any Liens on property or assets of an Issuer or a Guarantor as of such date)) minus (ii) Unrestricted Operating Cash to (b) Consolidated EBITDA for the Test Period most recently ended prior to such date; provided, that for purposes of calculating the Consolidated Senior Secured Net Leverage Ratio, Consolidated EBITDA for the fiscal quarter in which a Qualifying Act of Terrorism shall have occurred and the next two succeeding fiscal quarters thereafter shall, in each case, be the greater of (1) Substituted Consolidated EBITDA and (2) actual Consolidated EBITDA for such fiscal quarter.
“Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 14.01 hereof or such other address as to which the Trustee may give notice to the Issuers.
“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interest in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Derivative Instrument” means with respect to a Person other than any Person that is a Regulated Bank, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/ or the creditworthiness of any Issuer and/or any one or more of the Guarantors (the “Performance References”).
“Designated Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary, the Assistant Secretary or any Vice President of such Person.
“Development Project” means investments, Capital Expenditures and other expenditures, directly or indirectly, (a) in any joint ventures in which an Issuer or any Guarantor, directly or indirectly, has control or with whom it has a management, development or similar contract and, in the case of a joint venture, in which an Issuer or any Guarantor owns (directly or indirectly) at least 25% of the Equity Interest in such joint venture, or (b) in, or expenditures with respect to, casinos, casino resorts, “racinos,” racetracks, non-gaming resorts, hotels, distributed gaming applications, entertainment developments, restaurants, retail developments or taverns or persons that own casinos, casino resorts, “racinos,” racetracks, non-gaming resorts, hotels, distributed gaming applications, entertainment developments, restaurants, retail developments or taverns (including casinos, casino resorts, “racinos,” racetracks, non-gaming resorts, hotels, distributed gaming applications, entertainment developments, restaurants, retail developments or taverns in development or under construction that are not presently open or operating with respect to which an Issuer or any of Guarantor has (directly or indirectly through subsidiaries) entered into a management, development or similar contract (or an agreement to enter into such a management, development or similar contract) and such contract remains in full force and effect at the time of such investment, though it may be subject to regulatory approvals), in each case, used to finance, or made for the purpose of allowing such joint ventures, casinos, casino resorts, “racinos,” racetracks, non-gaming resorts, hotels, distributed gaming applications, entertainment developments, restaurants, retail developments or taverns, as the case may be, to finance, the purchase, development, construction or other acquisition of any fixed or capital assets or the refurbishment of existing assets or properties that develops, adds to or significantly improves the property of such joint ventures, casinos, casino resorts, “racinos,” racetracks, non-gaming resorts, hotels, distributed gaming applications, entertainment developments, restaurants, retail developments or taverns and assets ancillary or related thereto (including, without limitation, hotels, restaurants, entertainment, retail and other similar projects), or the construction and development of casinos, casino resorts, “racinos,” racetracks, non-gaming resorts, hotels, distributed gaming applications, entertainment developments, restaurants, retail developments or taverns or assets ancillary or related thereto (including, without limitation, hotels, restaurants, entertainment, retail and other similar projects) and including Pre-Opening Expenses with respect to such joint ventures, casinos, casino resorts, “racinos,” racetracks, non-gaming resorts, hotels, distributed gaming applications, entertainment developments, restaurants, retail developments and taverns.

“Domestic Subsidiary” means any Subsidiary of Wynn Resorts Finance (other than Wynn Resorts Capital) that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Wynn Resorts Finance.
“EBH” means EBH Holdings, LLC, a Nevada limited liability company, or any successor thereto.
“Encore Boston Harbor” shall mean the casino resort and related amenities owned and/or operated by Wynn Resorts Finance and its Subsidiaries in Everett, Massachusetts.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means a public offering or private placement for cash by Wynn Resorts Finance, or of any parent of Wynn Resorts Finance the proceeds of which are contributed to Wynn Resorts Finance, of its Capital Stock, or options, warrants or rights with respect to its Capital Stock, other than (x) any issuances pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees or (y) an issuance to any Subsidiary of Wynn Resorts Finance.
“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Subsidiary” means any Subsidiary of Wynn Resorts Finance, other than Wynn Resorts Capital, that is designated by the Board of Directors of Wynn Resorts Capital as an Excluded Subsidiary pursuant to a resolution of the Board of Directors (and any Subsidiary of each such Excluded Subsidiary), but only to the extent that such Subsidiary of Wynn Resorts Finance does not, directly or indirectly, guarantee or otherwise provide direct credit support for the Senior Credit Facilities or any other Indebtedness of Wynn Resorts Finance and is not subject to any covenants in, or Liens securing, the Existing LV Notes; provided that if any Excluded Subsidiary directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of Wynn Resorts Finance or becomes subject to the covenants in, or Liens securing, the Existing LV Notes, such Excluded Subsidiary will thereafter not be an Excluded Subsidiary.
“Existing LV Notes” means the 2025 LV Notes and the 2027 LV Notes.
“Expansion Capital Expenditures” means any capital expenditure by an Issuer or any of Guarantor in respect of the purchase, construction, or other acquisition of any fixed or capital assets or the refurbishment of existing assets or properties that, in Wynn Resorts Finance’s reasonable determination, adds to or improves (or is reasonably expected to add to or improve) the property of the Issuers and the Guarantors, excluding any such capital expenditures fully financed with net cash proceeds of an asset sale or casualty event and excluding capital expenditures made in the ordinary course made to maintain, repair, restore or refurbish the property of the Issuers and the Guarantors in its then existing state or to support the continuation of such Person’s day to day operations as then conducted.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (1) an appropriate officer of Wynn Resorts Finance, in the case of any value equal to or less than $50.0 million or (2) the Board of Directors of Wynn Resorts Capital, in the event of any value greater than $50.0 million (in each case, unless otherwise provided in this Indenture).
“Fitch” means Fitch, Inc., a subsidiary of Fimalac, S.A., and any successor to its rating agency business.
“Funded Debt” means all Indebtedness of Wynn Resorts Finance or any Guarantor that (i) matures by its terms on, or is renewable at the option of any obligor thereon to, a date more than one year after the date of original issuance of such Indebtedness and (ii) ranks at least pari passu with the Notes or the applicable Note Guarantee.
“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether on the Issue Date or thereafter in existence, including the Massachusetts Gaming Commission, the Nevada Gaming Commission, the Nevada Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other applicable gaming regulatory authority or agency, in each case, with authority to regulate the sale or distribution of liquor or any gaming operation (or proposed gaming operation) owned, managed or operated by Wynn Resorts Finance or any of the Guarantors, or the ownership of an interest in any such entity.
“Gaming Facility” means any gaming establishment, facility and other property or assets ancillary or related thereto or used in connection therewith, including, without limitation, any casinos, hotels, resorts, theaters, parking facilities, timeshare operations, retail shops, restaurants, other buildings, land, golf courses and other recreation and entertainment facilities, marinas, vessels and related equipment.
“Gaming Law” means the gaming laws, rules, regulations or ordinances of any jurisdiction or jurisdictions to which Wynn Resorts Finance or any of the Guarantors is, or may be, at any time subject.
“Gaming License” means any license, registration, permit, franchise or other authorization from any Gaming Authority necessary on the Issue Date or at any time thereafter to own, lease, operate or otherwise conduct the gaming business of Wynn Resorts Finance or any of the Guarantors, or to own an interest in any such entity.
“Global Note Legend” means the legend set forth in Section 2.06(f)(2), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means each of the global Notes issued in accordance with Section 2.01 and substantially in the form of Exhibit A-1 attached hereto that, except as otherwise provided in Section 2.01(b) hereof, bear the Global Note Legend and that have the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that are deposited with or on behalf of and registered in the name of the Depositary.
“Government Securities” means securities that are:
(1)    direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
(2)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America;
which, in either case, are not callable or redeemable at the option of the issuer thereof, and will include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
“Guarantor” means each of:
(1)    the Domestic Subsidiaries, other than Excluded Subsidiaries, and
(2)    any other Person that provides a Guarantee by executing a supplemental indenture in accordance with the provisions of this Indenture, and, except to the extent the applicable Note Guarantee is released in accordance with Section 11.05 hereof, their respective successors and assigns (other than the Issuers). A Person shall cease to be a Guarantor following the release of its Note Guarantee as described in Section 11.05 hereof.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)    interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)    other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3)    other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates and/or commodity prices.
“Holder” or “holder” means any registered holder, from time to time, of the Notes. Only registered holders shall have any rights under this Indenture.
“IAI Global Note” means a Global Note substantially in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
“Immaterial Subsidiary” means, as of any date, any Subsidiary whose total assets, as of that date, are less than $150.0 million; provided that a Subsidiary shall not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of Wynn Resorts Finance.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(1)    in respect of borrowed money;
(2)    evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)    in respect of banker’s acceptances;
(4)    representing a Capital Lease Obligation or Attributable Debt;
(5)    representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or
(6)    representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with US GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be:
(1)    the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(2)    the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness;
(3)    in the case of a Guarantee of Indebtedness, the maximum amount of the Indebtedness guaranteed under such Guarantee; and
(4)    in the case of Indebtedness of others secured by a Lien on any asset of the specified Person, the lesser of:
(a)    the face amount of such Indebtedness (plus, in the case of any letter of credit or similar instrument, the amount of any reimbursement obligations in respect thereof), and
(b)    the Fair Market Value of the asset(s) subject to such Lien.
Notwithstanding anything contained in this Indenture to the contrary, any obligation of the Issuers or Guarantors incurred in the ordinary course of business in respect of casino chips or similar instruments shall not constitute “Indebtedness” for any purpose under this Indenture.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by Wynn Resorts Finance.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” means the first $800,000,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.
“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P), BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) or the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by Wynn Resorts Finance, as applicable.

“IP Licensing Fees” means any fees payable by an Issuer or a Guarantor to any Affiliate (other than an Issuer or a Guarantor) pursuant to (a) (i) that certain 2014 Intellectual Property Licensing Agreement, dated as of November 20, 2014, among Wynn Resorts Holdings, LLC, Wynn Resorts and Wynn MA and (ii) that certain Intellectual Property Licensing Agreement, dated as of February 26, 2015, among Wynn Resorts, Wynn Resorts Holdings, LLC and Wynn Las Vegas, (iii) that certain Intellectual Property License Agreement, dated as of September 19, 2009, among Wynn Resorts Holdings, LLC, Wynn Resorts, and Wynn Macau, Limited, and (iv) that certain Amended and Restated Intellectual Property License Agreement, dated as of September 19, 2009, by and among Wynn Resorts Holdings, LLC, Wynn Resorts, and Wynn Resorts (Macau), S.A. and (b) without duplication to any fees paid under any agreement described in clause (a), licensing agreements in form and substance substantially similar to any agreement described in clause (a).
“Issue Date” means September 20, 2024.
“Issuers” means Wynn Resorts Finance and Wynn Resorts Capital.
“Joint Venture” means any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding Voting Stock or other Equity Interests is owned, directly or indirectly, by Wynn Resorts Finance and/or one or more of its Subsidiaries.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
“Lien” means, with respect to any asset, (i) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, (ii) any lease in the nature thereof, or (iii) any agreement to deliver a security interest in any asset. Notwithstanding the foregoing, the trust established and maintained for the sole purpose of holding title to an aircraft shall not be considered a Lien for purposes of this Indenture.
“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.
“Macau Resort” means the hotel towers, casino facilities and retail and convention spaces that are owned and/or operated by Affiliates of Wynn Resorts, in the Macau Special Administrative Region of the People’s Republic of China, which include Wynn Macau, Wynn Encore and Wynn Palace hotel towers, casino facilities and retail and convention spaces adjacent thereto.

“Management Fees” means (a) any fees, costs, expenses or reimbursements payable by an Issuer or a Guarantor to any Affiliate (other than an Issuer or a Guarantor) pursuant to (i) that certain Management Fee and Corporate Allocation Agreement, dated as of November 20, 2014, between Encore Boston Harbor and Wynn Resorts and (ii) that certain Management Agreement, dated February 26, 2015, between Wynn Las Vegas and Wynn Resorts and (b) without duplication to any fees, costs, expenses or reimbursements paid or made under any agreement described in clause (a), management agreements in form and substance substantially similar to any agreement described in clause (a).
“Minimum Cage Cash Amount” means, as of any date of determination, an amount equal to $15.0 million multiplied by the number of material Gaming Facilities (as determined by Wynn Resorts Finance in good faith) owned and operated by an Issuer or a Guarantor. For purposes of this definition, as of the Issue Date each of (a) the Wynn Las Vegas resort casino and Encore at Wynn Las Vegas (taken as a whole) and (b) Encore Boston Harbor shall count as material Gaming Facilities such that as of the Issue Date the Minimum Cage Cash Amount shall be $30.0 million.
“Moody’s” means Moody’s Investors Service, Inc., or any successor to its statistical rating business, except that any reference to a particular rating by Moody’s shall be deemed to be a reference to the corresponding rating by any such successor.
“Net Short” means, with respect to a Holder or Beneficial Owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a “Failure to Pay” or “Bankruptcy Credit Event” (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to an Issuer or any Guarantor immediately prior to such date of determination.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note Guarantee” means the Guarantee, by each Guarantor of the Issuers’ obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.
“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including, without limitation, interest accruing at the then applicable rate provided in such documentation after the maturity of such Indebtedness and interest accruing at the then applicable rate provided in such documentation after the filing of a petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any debtor under such documentation, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

“Officer” means:
(1)    with respect to a corporation, a Designated Officer of such corporation;
(2)    with respect to a partnership, a Designated Officer of the general partner of such partnership; and
(3)    with respect to a limited liability company, a Designated Officer of such limited liability company, or a Designated Officer of the manager or managing member of such limited liability company, as the case may be (or, if such manager or managing member is an individual, such individual).
“Officers’ Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by:
(1)    with respect to a corporation, two Designated Officers of such corporation;
(2)    with respect to a partnership, two Designated Officers of the general partner of such partnership; and
(3)    with respect to a limited liability company, two Designated Officers of the manager or managing member of such limited liability company, as the case may be (or, if such manager or managing member is an individual, such individual), in each case, that meets the requirement of Section 14.05 hereof.
“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 14.05 hereof. The counsel may be an employee of or counsel to Wynn Resorts Finance, any Guarantor, as the case may be.
“Parent Entity” means (a) Wynn Resorts, (b) Wynn Resorts Holdings or (c) any entity that is or becomes a holding company or intermediary holding company for Wynn Resorts Holdings or Wynn Resorts Finance.
“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.
“Permitted C-Corp. Conversion” means a transaction resulting in Wynn Resorts Finance or any of the Guarantors becoming a subchapter “C” corporation under the Code, so long as, in connection with such transaction:
(1)    the subchapter “C” corporation resulting from such transaction is a corporation organized and existing under the laws of any state of the United States or the District of Columbia and the Beneficial Owners of the Equity Interests of the subchapter “C” corporation shall be the same, and shall be in the same percentages, as the Beneficial Owners of Equity Interests of the applicable entity immediately prior to such transaction;

(2)    the subchapter “C” corporation resulting from such transaction assumes in writing all of the obligations, if any, of the applicable entity under (a) this Indenture, the Notes, and the Note Guarantees by the Guarantors and (b) all other documents and instruments to which such Person is a party (other than, in the case of clause (a) only, any documents and instruments that, individually or in the aggregate, are not material to the subchapter “C” corporation);
(3)    the Trustee is given not less than 45 days’ advance written notice of such transaction;
(4)    such transaction would not cause or result in a Default or an Event of Default;
(5)    such transaction does not result in the loss or suspension or material impairment of any Gaming License unless a comparable Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment;
(6)    such transaction does not require any Holder or Beneficial Owner of the Notes to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction;
(7)    Wynn Resorts Finance shall have delivered to the Trustee an Opinion of Counsel of national repute in the United States reasonably acceptable to the Trustee, confirming that neither Issuer, nor any Guarantor nor any of the Holders shall recognize income, gain or loss for United States federal or state income tax purposes as a result of such Permitted C-Corp. Conversion; and
(8)    Wynn Resorts Finance shall have delivered to the Trustee a certificate of the Chief Financial Officer of Wynn Resorts Finance confirming that the conditions in clauses (1) through (7) have been satisfied.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Pre-Opening Expenses” means, with respect to any fiscal period, the amount of expenses (including Consolidated Interest Expense) incurred with respect to capital projects which are appropriately classified as “pre-opening expenses” on the applicable financial statements of the Issuers and the Guarantors for such period.
“Principal Property” means any real estate or other physical facility or depreciable asset or securities the net book value of which on the date of determination exceeds the greater of $25.0 million and 2.0% of the Total Assets.
“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Property” means any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including all contract rights, income or revenue rights, real property interests, trademarks, trade names, equipment and proceeds of the foregoing and, with respect to any Person, Equity Interests or other ownership interests of any other Person.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualifying Act of Terrorism” means (a) any Act of Terrorism which occurs on any property of Wynn Resorts Finance or its Affiliates or in which Wynn Resorts Finance or any of its Affiliates, or any property of any of them, is the target or (b) any Act of Terrorism which occurs at any Gaming Facility or material hospitality or entertainment establishment in any market in which Wynn Resorts Finance or any of its Affiliates operates a facility.
“Qualifying Project” means the facilities of Wynn Resorts and its Subsidiaries which are operating or for which the financing for the development, construction and opening thereof has been obtained. For purposes of this definition, each of the Wynn Las Vegas resort casino, Encore at Wynn Las Vegas, the Macau resort and Encore Boston Harbor shall count as separate projects.
“Rating Agencies” means (a) each of Moody’s, S&P and Fitch; and (b) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of Wynn Resorts Capital’s Board of Directors) as a replacement agency for Moody’s, S&P or Fitch, or each of them, as the case may be.
“Rating Categories” means (a) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (b) with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); (c) with respect to Fitch, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories) and (d) the equivalent of any such category of S&P, Moody’s or Fitch used by another Rating Agency selected by us. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories ((i) + and - for S&P; (ii) 1, 2 and 3 for Moody’s; (iii) + or – for Fitch and (iv) the equivalent gradations for another Rating Agency selected by us) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, or from BB- to B+, will constitute a decrease of one gradation).
“Rating Date” means the date that is 60 days prior to the earlier of (a) a Change of Control or (b) public notice of the occurrence of a Change of Control or the intention by Wynn Resorts Finance to affect a Change of Control.
“Ratings Event” shall be deemed to occur if on, or within 60 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by Wynn Resorts Finance to effect a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies):

(1)    the rating of the Notes by two of the three Rating Agencies shall be decreased by one or more gradations to or within a Rating Category (including gradations within Rating Categories as well as between Rating Categories) as compared to the rating of the Notes on the Rating Date, and
(2)    the Notes are rated below the respective rating of the Notes on the Issue Date by two of the three Rating Agencies. On the Issue Date, Moody’s had assigned a rating of B2 to the Notes and S&P had assigned a rating of B+ to the Notes.
“Recurring Dividend Amount” means, the amount of dividends paid to (or, at Wynn Resorts Finance’s option, declared to be paid to) Wynn Group Asia by its direct and Subsidiaries during the applicable Test Period in the amounts set forth below:

Test Period Ending	Recurring Dividend Amount (millions)
September 30, 2023	$632.0
September 30, 2024 and thereafter	$695.0

“Reference Treasury Dealer” means any primary U.S. Government securities dealer in New York City selected by Wynn Resorts Finance.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date or, in the case of a satisfaction and discharge or a defeasance, on the third Business Day prior to the date on which Wynn Resorts Finance deposits the amount required under this Indenture most nearly equal to the period from the redemption date to the maturity date. Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date or, in the case of a satisfaction and discharge or a defeasance, on the third Business Day prior to the date on which Wynn Resorts Finance deposits the amount required under this Indenture most nearly equal to the period from the redemption date to the maturity date.
“Regulated Bank” means (x) a banking organization with a consolidated combined capital and surplus of at least $5.0 billion that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Federal Reserve Board under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-

U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction or (y) any Affiliate of a Person set forth in clause (x) to the extent that (1) all of the Capital Stock of such Affiliate is directly or indirectly owned by either (I) such Person set forth in clause (x) or (II) a parent entity that also owns, directly or indirectly, all of the Capital Stock of such Person set forth in clause (x) and (2) such Affiliate is a securities broker or dealer registered with the SEC under Section 15 of the Exchange Act.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.
“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.
“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A-2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.
“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee located at the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and who shall have direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Revolving Credit Facility” means the first lien revolving credit facility, as amended, in an aggregate principal amount of up to $750.0 million entered into on September 20, 2019 by Wynn Resorts Finance.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.
“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.
“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to Wynn Resorts Finance or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Senior Credit Facilities” means the Revolving Credit Facility and the Term Facility, including, in each case, any related notes, mortgages, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any appendices, exhibits, annexes or schedules to any of the foregoing (as the same may be in effect from time to time) and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, exchanges or refinancings thereof (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise) and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, exchange, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, exchange or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.
“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Specified Transaction” means any (a) incurrence or repayment of Indebtedness (other than for working capital purposes or under a revolving credit facility), (b) investment that results in a Person becoming a Guarantor, (c) acquisition, (d) asset sale, and (e) acquisition or investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person. For the avoidance of doubt, the Transactions shall constitute a Specified Transaction.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means, with respect to any specified Person:
(1)    any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof);
(2)    any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof); or
(3)    any limited liability company (a) the manager or managing member of which is such Person or a Subsidiary of such Person or (b) the only members of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“Substituted Consolidated EBITDA” means with respect to any fiscal quarter, the greater of Consolidated EBITDA for the fiscal quarter (a) during the immediately preceding fiscal year corresponding to such fiscal quarter and (b) immediately preceding the fiscal quarter in which the applicable Qualifying Act of Terrorism shall have occurred, in each case subject to customary seasonal adjustments (as determined in good faith by Wynn Resorts Finance).
“Test Period” means, for any date of determination, the period of the four most recently ended consecutive fiscal quarters of the Issuers and the Guarantors for which quarterly or annual financial statements have been delivered or are required to have been delivered to the trustee pursuant to the “Reports” covenant; provided that, solely for purposes of determining (x) adjustments to Consolidated EBITDA for purposes of clause (F) of the definition thereof, (y) Consolidated Net Income related to dividends and distributions paid or declared to Wynn Group Asia by its direct or indirect Subsidiaries for purposes of clause (c) of the definition thereof, and (z) the Recurring Dividend Amount, “Test Period” shall be deemed the period of the four most recently ended consecutive fiscal quarters of Wynn Resorts Finance and its Subsidiaries ending

September 30 for which quarterly or annual financial statements have been delivered or are required to have been delivered to the trustee.
“Term Facility” means the first lien term loan A facility, as amended, in an aggregate principal amount of up to $825.0 million entered into on September 20, 2019 by Wynn Resorts Finance.
“Total Assets” means at any date, the total assets of Wynn Resorts Finance and the Guarantors at such date, determined on a consolidated basis in accordance with US GAAP.
“Transactions” means, collectively, (a) the issuance of the Notes, (b) the redemption of the 2025 LV Notes, (c) the Credit Agreement Amendment and (d) the payment of fees and expenses in connection with the foregoing.
“Treasury Rate” means, at the time of computation, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the date of redemption or, in the case of a satisfaction and discharge or a defeasance, the date that is two Business Days prior to the date on which Wynn Resorts Finance deposits the amount required under this Indenture) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date (or, in the case of a satisfaction and discharge or a defeasance, the date of such deposit) to September 15, 2027; provided, however, that if the period from the redemption (or deposit) date to September 15, 2027 is not equal to the constant maturity of a United States Treasury security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption (or deposit) date to September 15, 2027 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trigger Event” means the transfer of shares of Equity Interests of any Subsidiary or any Gaming Facility into trust or other similar arrangement required by any Gaming Authority from time to time.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in effect of the Issue Date.
“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Unrestricted Operating Cash” means, as of any date of determination, cash and cash equivalents of the Issuers and the Guarantors that would not appear as “restricted” on a combined or consolidated balance sheet of the Issuers and the Guarantors in an amount in excess of the Minimum Cage Cash Amount and excluding cash and cash equivalents constituting dividends paid to Wynn Group Asia by its direct and indirect Subsidiaries.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
“US GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.
“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Wynn Group Asia” means Wynn Group Asia, Inc., a Nevada corporation.
“Wynn Las Vegas” means Wynn Las Vegas, LLC, a Nevada limited liability company, or any successor thereto.
“Wynn Resorts” means Wynn Resorts, Limited, a Nevada corporation, or any successor thereto.
“Wynn Resorts Capital” means Wynn Resorts Capital Corp., a Nevada corporation, or any successor thereto.
“Wynn Resorts Finance” means Wynn Resorts Finance, LLC, a Nevada limited liability company, or any successor thereto.
“Wynn Resorts Holdings” means Wynn Resorts Holdings, LLC, a Nevada limited liability company, or any successor thereto.
Section 1.02    Other Definitions.

Term	Defined in Section
“Authentication Order”	2.02
“Beneficiary”	13.01

“Change of Control Offer”	4.11(a)
“Change of Control Payment”	4.11(a)
“Change of Control Payment Date”	4.11(a)(2)
“Covenant Defeasance”	8.03
“Directing Holder”	6.06
“DTC”	2.03
“Initial Default”	6.01
“Legal Defeasance”	8.02
“Noteholder Direction”	6.06
“Note Obligations”	13.01(b)
“Paying Agent”	2.03
“Position Representation”	6.06
“Registrar”	2.03
“Verification Covenant”	6.06

Section 1.03    Rules of Construction.
Unless the context otherwise requires:
(1)    a term has the meaning assigned to it;
(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)    “or” is not exclusive;
(4)    words in the singular include the plural, and in the plural include the singular;
(5)    “will” shall be interpreted to express a command;
(6)    provisions apply to successive events and transactions;
(7)    references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;
(8)    references to any statute, law, rule or regulation shall be deemed to refer to the same as from time to time amended and in effect and to any successor statute, law, rule or regulation; and

(9)    references to any contract, agreement or instrument shall mean the same as amended, modified, supplemented or amended and restated from time to time, in each case, in accordance with any applicable restrictions contained therein or in this Indenture.
ARTICLE 2.
THE NOTES
Section 2.01    Form and Dating.
(a)    General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 or an integral multiple of $1,000 in excess of $2,000.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(b)    Global Notes. Notes issued in global form shall be substantially in the form of Exhibits A-1 and A-2 attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto), which Notes shall be deposited on behalf of the holders of the Notes represented thereby with the Trustee, as Custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary. Notes issued in definitive form shall also be substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Any Notes issued in global form and definitive form shall be duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
(c)    Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note substantially in the form of Exhibit A-2 attached hereto, which shall be deposited on behalf of the holders of the Notes represented thereby with the Trustee, as Custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of:
(1)    a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any Beneficial Owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and
(2)    an Officers’ Certificate from each of the Issuers.
Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
(d)    Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.
Section 2.02    Execution and Authentication.
A Designated Officer on behalf of each of Wynn Resorts Finance and Wynn Resorts Capital must sign the Notes for the Issuers by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee shall, upon receipt of a written order of the Issuers signed by a Designated Officer of each of Wynn Resorts Finance and Wynn Resorts Capital (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes (including Notes to be issued in substitution for outstanding

Notes to reflect any name change of either Issuer, by succession permitted hereunder or otherwise).
The aggregate principal amount of Notes outstanding at any time may not exceed aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.
The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.
Section 2.03    Registrar and Paying Agent.
The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Either or both of the Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.
The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
Section 2.04    Paying Agent to Hold Money in Trust.
The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary thereof) shall have no further liability for the money. If either Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05    Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.
Section 2.06    Transfer and Exchange.
(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Issuers for Definitive Notes if:
(1)    Wynn Resorts Finance delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by Wynn Resorts Finance within 120 days after the date of such notice from the Depositary;
(2)    the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or
(3)    following the occurrence and during the continuation of a Default or Event of Default, any Person having a beneficial interest in a Global Note requests that the Global Notes should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.
Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a). However, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(1)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
(2)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A)    both:
(i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)    instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B)    both:
(i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)    instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.
(3)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A)    if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)    if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)    if the transferee shall take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(4)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(B)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to this paragraph (4) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this paragraph (4) above.
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.
(1)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)    if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the

Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or
(F)    if such beneficial interest is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(2)    Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(3)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:
(i)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(ii)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(4)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall not bear the Private Placement Legend.
(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.
(1)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)    if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule

144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)    if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or
(F)    if such Restricted Definitive Note is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note.
(2)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(A)    if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(B)    if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(3)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a

Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
(1)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)    if the transfer shall be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)    if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)    if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(2)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(B)    if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(3)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)    Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(1)    Private Placement Legend.
(A)    Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”), (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE [IN THE CASE OF RULE 144A NOTES: ON WHICH WYNN RESORTS FINANCE INSTRUCTS THE TRUSTEE THAT THIS RESTRICTIVE LEGEND SHALL BE DEEMED REMOVED (WHICH INSTRUCTION IS EXPECTED TO BE GIVEN ON OR

ABOUT THE ONE-YEAR ANNIVERSARY OF THE ISSUANCE OF THIS NOTE)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH WYNN RESORTS FINANCE OR ANY AFFILIATE OF WYNN RESORTS FINANCE WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE)] RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO WYNN RESORTS FINANCE OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO WYNN RESORTS FINANCE THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.”
(B)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
(2)    Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE

BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(3)    Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a Legend in substantially the following form:
“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”
(g)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such

Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(h)    General Provisions Relating to Transfers and Exchanges.
(1)    To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
(2)    No service charge shall be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.11 and 9.04 hereof).
(3)    The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(4)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(5)    Neither the Registrar nor the Issuers shall be required:
(A)    to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
(B)    to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
(C)    to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
(6)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7)    The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
(8)    All certifications and certificates required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
(9)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 2.07    Replacement Notes.
If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.
Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08    Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of either Issuer holds the Note.
If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than an Issuer, a Subsidiary of an Issuer or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.09    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, or any of their Affiliates, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.
Section 2.10    Temporary Notes.
Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.
Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
Section 2.11    Cancellation.
The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes in its customary manner. Certification of the destruction of all canceled Notes shall be delivered to the Issuers upon their request. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.
Section 2.12    Defaulted Interest.
If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case, at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall deliver or cause to be delivered to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13    Issuance of Additional Notes.
The Issuers will be entitled, upon delivery of an Officers’ Certificate, Opinion of Counsel and Authentication Order, subject to compliance with Section 2.02 hereof, to issue Additional Notes under this Indenture, which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance, the initial date from which interest shall accrue on such Additional Notes and issue price. Without the consent of any Holder of Notes, the Issuers will be entitled to make any amendments to this Indenture or the Note Guarantees as they reasonably determine appropriate in good faith to facilitate the issuance of such Additional Notes.
With respect to any Additional Notes, the Issuers will set forth in a resolution of the Board of Directors of Wynn Resorts Capital and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:
(a)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and
(b)    which such Additional Notes shall be Notes issued in the form of Restricted Global Notes or Restricted Definitive Notes, as the case may be, or shall be Notes issued in the form of Unrestricted Global Notes or Unrestricted Definitive Notes, as the case may be.
With respect to any Additional Notes, the Opinion of Counsel delivered to the Trustee shall state:
(c)    that the form and terms of such Additional Notes have been established conformity with this Indenture; and
(d)    that such Additional Notes, when authenticated and delivered by the Trustee and issued by Wynn Resorts Finance and Wynn Resorts Capital in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuers, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.
ARTICLE 3.
REDEMPTION AND PREPAYMENT
Section 3.01    Notices to Trustee.
If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they must furnish to the Trustee, at least 15 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(a)    the clause of this Indenture pursuant to which the redemption shall occur;
(b)    the redemption date;
(c)    the principal amount of Notes to be redeemed; and
(d)    the redemption price.
Section 3.02    Selection of Notes to Be Redeemed or Purchased.
If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select Notes for redemption or purchase as follows:
(a)    if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or
(b)    if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method in accordance with the Trustee’s customary procedures, and in compliance with the procedures of the Depositary.
In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.
The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000 in excess of $2,000; provided, however, that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of the Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
Section 3.03    Notice of Redemption.
At least 15 days but not more than 60 days before a redemption date, the Issuers shall deliver or cause to be delivered a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 of this Indenture.
The notice shall identify the Notes to be redeemed and shall state:
(a)    the redemption date;

(b)    the redemption price;
(c)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;
(d)    the name and address of the Paying Agent;
(e)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(f)    that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(g)    the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(h)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and
(i)    whether the redemption is subject to the satisfaction of one or more conditions.
At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at their expense; provided, however, that the Issuers have delivered to the Trustee, at least 20 days prior to the redemption date (or such shorter time period otherwise agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.04    Effect of Notice of Redemption.
Any such redemption pursuant to this Article 3 may, at the discretion of the Issuers, be subject to one or more conditions precedent, including a Change of Control. In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the discretion of the Issuers, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 60 days after the date on which such notice was delivered), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed. If delivered in the manner provided in Section 3.03 hereof, the notice of redemption shall be conclusively presumed to have been given whether or not the Holder receives such notice.

Section 3.05    Deposit of Redemption or Purchase Price.
One Business Day prior to the redemption or purchase price date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and premium, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and premium, if any, on, all Notes to be redeemed or purchased.
If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06    Notes Redeemed or Purchased in Part.
Upon surrender of a Note that is redeemed or purchased in part, the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.
Section 3.07    Optional Redemption.
The Notes are redeemable at the Issuers’ election, in whole or in part at any time prior to their Stated Maturity.
(a)    The redemption price for the Notes that are redeemed before September 15, 2027 will be equal to 100% of the aggregate principal amount of the Notes plus the Applicable Premium, plus accrued and unpaid interest to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date).
(b)    The redemption price for Notes that are redeemed on or after September 15, 2027 will be the redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest on the Notes, if any, to, but not including, the applicable date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date), if redeemed during the 12-month period beginning on September 15 of each of the years indicated below:

Year	Percentage
2027	103.125%
2028	101.563%
2029 and thereafter	100.000%

Prior to September 15, 2027, the Issuers may also, on any one or more occasions, redeem up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes issued under this Indenture) with the proceeds of one or more Equity Offerings at a redemption price equal to 106.250% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date); provided that
(1)    at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes issues under this Indenture) remains outstanding after each such redemption (unless all Notes are otherwise repurchased or redeemed substantially concurrently with the corresponding redemption); and
(2)    such redemption occurs within 180 days after the closing of such Equity Offering.
Section 3.08    Mandatory Redemption.
The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.
Section 3.09    Mandatory Disposition or Redemption Pursuant to Gaming Laws.
Notwithstanding any other provision hereof, each holder, by accepting a Note, shall be deemed to have agreed that, if any Gaming Authority requires a Holder or Beneficial Owner of Notes to be registered, licensed, qualified or found suitable under any applicable Gaming Law, such Holder or Beneficial Owner, as the case may be, shall apply for a license, qualification or a finding of suitability in accordance with such Gaming Law and shall cooperate with the requests of any Gaming Authority for information, documentation, and/or testimony. If such Holder or Beneficial Owner (1) fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so (or such other period as required by the Gaming Authority), or (2) is notified by a Gaming Authority that it shall not be licensed, qualified or found suitable, then the Issuers shall have the right, at their option, to:
(a)    require the Holder or Beneficial Owner to dispose of its Notes within 30 days (or such other period as required by the Gaming Authority) following the earlier of:
(1)    the termination of the period described above for the Holder or Beneficial Owner to apply for a license, qualification or finding of suitability if the Holder fails to apply for a license, qualification or finding of suitability during such period; or

(2)    the receipt of notice from the Gaming Authority that the Holder or Beneficial Owner shall not be licensed, qualified or found suitable by the Gaming Authority; or
(b)    redeem the Notes of the Holder or Beneficial Owner at a redemption price equal to:
(1)    the price required by applicable law or by order of any Gaming Authority; or
(2)    the lesser of:
(A)    the principal amount of the Notes; and
(B)    the price that the Holder or Beneficial Owner paid for the Notes, in each case, together with accrued and unpaid interest, if any, on the Notes to, but not including, the earlier of (1) the date of redemption or such earlier date as is required by the Gaming Authority or (2) the date of the finding of unsuitability by the Gaming Authority, which may be less than 30 days following the notice of redemption. The Issuers shall notify the Trustee in writing of any redemption pursuant to this Section 3.09 as soon as reasonably practicable.
Immediately upon a determination by a Gaming Authority that a Holder or Beneficial Owner of Notes shall not be licensed, qualified or found suitable, the Holder or Beneficial Owner shall not have any further rights with respect to the Notes to:
(a)    exercise, directly or indirectly, through any Person, any right conferred by the Notes; or
(b)    receive any interest or any other distribution or payment with respect to the Notes, or any remuneration in any form from the Issuers for services rendered or otherwise, except the redemption price of the Notes.
Neither the Issuers nor the Trustee shall be responsible for any costs or expenses any Holder or Beneficial Owner may incur in connection with its registration, application for a license, qualification or a finding of suitability, or any renewal or continuation of the foregoing or compliance with any other requirement of a Gaming Authority. Those costs and expenses will be the obligations of the Holder or Beneficial Owner, as applicable. In addition, any Holder or Beneficial Owner, as applicable, required to be licensed, qualified or found suitable under applicable Gaming Laws must pay all investigative fees and costs of any Gaming Authority in connection with such license, qualification, finding of suitability or application therefor.

ARTICLE 4.
COVENANTS
Section 4.01    Payment of Notes.
The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
Section 4.02    Maintenance of Office or Agency.
The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.
Section 4.03    Reports.
(1)    So long as any Notes are outstanding, Wynn Resorts Finance shall furnish to the Trustee:

(a)    within 90 days after the end of each fiscal year beginning with the fiscal year ended December 31, 2024, annual reports of Wynn Resorts Finance containing substantially all of the information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if Wynn Resorts Finance had been a reporting company under the Exchange Act (but only to the extent similar information is included in the Issuers’ Offering Memorandum, dated as of September 10, 2024, relating to the offering of the Initial Notes), including (i) “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, (ii) audited financial statements prepared in accordance with US GAAP and (iii) a calculation of Consolidated EBITDA for the end of such fiscal year;
(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year beginning with the fiscal quarter ended September 30, 2024, quarterly reports of Wynn Resorts Finance containing substantially all of the information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if Wynn Resorts Finance had been a reporting company under the Exchange Act (but only to the extent similar information is provided in the Issuers’ Offering Memorandum, dated as of September 10, 2024, relating to the offering of the Initial Notes), including (i) “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, (ii) unaudited quarterly financial statements prepared in accordance with US GAAP and reviewed pursuant to Statement on Auditing Standards No. 100 (or any successor provision) and (iii) a calculation of Consolidated EBITDA for the relevant period; and
(c)    within 10 Business Days after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if Wynn Resorts Finance had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if Wynn Resorts Finance had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to be furnished if Wynn Resorts Finance determines in its good faith judgment that such event is not material to holders or the business, assets, operations, financial positions or prospects of Wynn Resorts Finance and the Guarantors, taken as a whole; provided, further, however, that such reports (i) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-US GAAP financial measures contained therein), (ii) will not be required to contain the separate financial information for Guarantors contemplated by Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC, (iii) will only be required to include limited executive compensation disclosure consisting of a summary compensation table (including any equity awards), a description of employment agreements with officers and a description of any incentive plans and (iv) will not be required to include exhibits that would otherwise be required to be filed pursuant to Item 601 of Regulation S-K.
(2)    So long as any Notes are outstanding, Wynn Resorts Finance shall also:
(a)    issue a press release to an internationally recognized wire service no fewer than three Business Days prior to the first public disclosure of the annual and quarterly reports required by clauses (a) and (b) of this Section 4.03 announcing the date on which such reports will become publicly available and directing holders, prospective investors, broker-dealers and securities analysts to contact the investor relations office of Wynn Resorts Finance to obtain copies of such reports;
(b)    within 10 Business Days after furnishing to the trustee the annual and quarterly reports required by clauses (a) and (b) of this Section 4.03, hold a conference call to discuss such reports and the results of operations for the relevant reporting period;
(c)    issue a press release to an internationally recognized wire service no fewer than three Business Days prior to the date of the conference call required to be held in accordance with this paragraph, announcing the time and date of such conference call and either including all information necessary to access the call or directing holders, prospective investors, broker-dealers and securities analysts to contact the appropriate person at Wynn Resorts Finance to obtain such information; and
(d)    maintain a website to which holders, prospective investors, broker-dealers and securities analysts are given access and to which all of the reports and press releases required by this Section 4.03 are posted within the time periods required by this Section 4.03.
(3)    Wynn Resorts Finance shall furnish to holders, prospective investors, brokerdealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.
(4)    Notwithstanding anything to the contrary in this Section 4.03, Wynn Resorts Finance may fulfill the requirement to furnish any such information described in Section 4.03(1)(a), (b) and (c) by filing the information with the SEC within the time periods specified in the SEC’s rules and regulations that are then applicable to Wynn Resorts Finance.
(5)    Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
Any Parent Entity may satisfy the obligations of Wynn Resorts Finance set forth in this Section 4.03 by providing the requisite financial and other information of such Parent Entity instead of Wynn Resorts Finance; provided that to the extent such information related to such Parent Entity, such information is accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information of such Parent Entity, on the one hand, and the information relating to Wynn Resorts Finance and its Subsidiaries on a stand-alone basis, on the other hand.

Section 4.04    Compliance Certificate.
(a)    The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuers and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.
(b)    So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(1)(a) above shall be accompanied by a written statement of the Issuers’ independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.
(c)    So long as any of the Notes are outstanding, the Issuers shall deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or proposes to take with respect thereto.
Section 4.05    Taxes.
The Issuers shall pay, and shall cause each of their respective Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
Section 4.06    Stay, Extension and Usury Laws.
The Issuers and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07    Limitation on Liens Securing Indebtedness
Other than as provided below under Section 4.09, neither Issuer nor any Guarantor may issue, assume or guarantee any Indebtedness secured by a Lien upon any Principal Property or on any evidences of Indebtedness or shares of Capital Stock of, or other ownership interests in, any Subsidiaries (regardless of whether the Principal Property, Indebtedness, Capital Stock or ownership interests were acquired before or after the Issue Date) without effectively providing that the Notes shall be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness shall be so secured, except that this restriction will not apply to:
(a)    Liens existing on the Issue Date (excluding Liens securing the Senior Credit Facilities);
(b)    Liens affecting property of a corporation or other entity existing at the time it becomes a Guarantor or at the time it is merged into or consolidated with an Issuer or a Guarantor (provided that such Liens are not incurred in connection with, or in contemplation of, such entity becoming a Guarantor or such merger or consolidation and do not extend to or cover property of an Issuer or any Guarantor other than property of the entity so acquired or which becomes a Guarantor);
(c)    Liens (including purchase money Liens) existing at the time of acquisition thereof on property acquired after the Issue Date or to secure Indebtedness incurred prior to, at the time of, or within 24 months after the acquisition for the purpose of financing all or part of the purchase price of property acquired after the Issue Date (provided that such Liens do not extend to or cover any property of an Issuer or any Guarantor other than the property so acquired);
(d)    Liens on any property acquired, developed, constructed or otherwise improved by Wynn Resorts Finance or any Subsidiary (including liens on the Equity Interests of any Subsidiary of Wynn Resorts Finance and substantially all assets of such Subsidiary, in each case to the extent such property constitutes substantially all of the business of such Subsidiary) to secure or provide for the payment of any part of the purchase price of the property or the cost of the development, construction or improvement thereof (including architectural, engineering, financing, consultant, advisor and legal fees, preopening costs and gaming licensing fees), or any Indebtedness incurred to provide funds for such purposes, or any Lien on any such property existing at the time of acquisition thereof;
(e)    Liens in favor of the Issuers or the Guarantors;
(f)    Liens on the stock, partnership or other equity interest of Wynn Resorts Finance or any Guarantor in any Joint Venture or any Subsidiary that owns an equity interest in such

Joint Venture to secure Indebtedness, provided the amount of such Indebtedness is contributed and/or advanced solely to such Joint Venture;
(g)    Liens to government entities, including pollution control or industrial revenue bond financing;
(h)    Liens required by any contract or statute in order to permit Wynn Resorts Finance or a Subsidiary of Wynn Resorts Finance to perform any contract or subcontract made by it with or at the request of a governmental entity;
(i)    Liens imposed by Gaming Laws or Gaming Authorities, and Liens on deposits made to secure Gaming License applications or to secure the performance of surety or other bonds issued in connection therewith; provided, however, that to the extent such Liens are not imposed by law, such Liens shall in no event encumber any property other than cash and cash equivalents;
(j)    mechanic’s, materialman’s, carrier’s or other like Liens, arising in the ordinary course of business;
(k)    licenses and sublicenses of software and other technology licenses entered into in the ordinary course of business;
(l)    Liens for taxes, assessments or governmental charges, levies or claims that are not yet due and payable or delinquent or that are being contested in good faith by appropriate proceedings;
(m)    filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases entered into in the ordinary course of business;
(n)    survey exceptions, easements, encroachments, subdivisions or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not individually or in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; and
(o)    any extension, renewal, replacement or refinancing of any Indebtedness secured by a Lien permitted by any of the foregoing clauses (a) through (f) and (n).
Section 4.08    Limitation on Sale and Leaseback Transactions.
Other than as provided below under Section 4.09, neither Issuer nor any Guarantor will enter into any Sale and Leaseback Transaction unless either:
(a)    such Issuer or such Guarantor would be entitled, pursuant to the provisions described in clauses (a) through (o) under Section 4.07 to create, assume or suffer to exist a Lien on the property to be leased without equally and ratably securing the Notes; or

(b)    with respect to any Sale and Leaseback Transaction entered into after the Issue Date, an amount equal to the greater of the net cash proceeds of such sale or the Fair Market Value of such property (in the good faith opinion of the Board of Directors of Wynn Resorts Capital) is applied within 120 days to the retirement or other discharge of its Funded Debt.
Section 4.09    Exempted Liens and Sale and Leaseback Transactions.
Notwithstanding the restrictions set forth in Section 4.07 and Section 4.08, an Issuer or any Guarantor may create, assume or suffer to exist Liens or enter into Sale and Leaseback Transactions not otherwise permitted in Section 4.07 or Section 4.08, respectively, provided that at the time of such event, and after giving effect thereto, the sum of outstanding Indebtedness secured by such Liens (not including Liens permitted under Section 4.07) plus all Attributable Debt in respect of such Sale and Leaseback Transactions entered into (not including Sale and Leaseback Transactions permitted under Section 4.08), measured, in each case, at the time any such Lien is incurred or any such Sale and Leaseback Transaction is entered into, by the Issuers and the Guarantors does not exceed the greater of (x) $1,850.0 million and (y) an amount that would cause the Consolidated Senior Secured Net Leverage Ratio to be greater than 3.00 to 1.00 on a pro forma basis and Liens securing Indebtedness in excess of such amount to the extent such Lien is incurred in connection with an extension, renewal, replacement or refinancing of Indebtedness (not to exceed the principal amount of such extended, renewed, replaced or refinanced Indebtedness plus fees, expenses and premium payable thereon) secured by a Lien incurred pursuant to the provisions of this Section 4.09 or any previous extension, renewal, replacement or refinancing of any such Indebtedness (which extended, renewed, replaced or refinanced Indebtedness shall, for the avoidance of doubt, thereafter be included in the calculation of such amount); provided that the foregoing shall not apply to any Liens that secure any of the Existing LV Notes so long as such Liens are limited solely to the pledge of the stock of the issuer of such Existing LV Notes.
Section 4.10    Corporate and Organizational Existence.
Subject to Article 5 hereof, except in the case of a Permitted C-Corp. Conversion, each of the Issuers shall, and shall cause the Guarantors to, do or cause to be done all things necessary to preserve and keep in full force and effect:
(a)    its corporate or limited liability company existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time); and
(b)    the rights (charter and statutory), licenses and franchises of the Issuers and their respective Subsidiaries; provided, however, that the Issuers and the Guarantors shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their respective Subsidiaries (other than the Issuers), if the Board of Directors of Wynn Resorts Capital or the applicable Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of the business of Wynn Resorts Finance and the Guarantors, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.11    Offer to Purchase Upon Change of Control.
(a)    Upon the occurrence of a Change of Control Triggering Event, the Issuers shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest on the Notes purchased, if any, to, but not including, the date of purchase (the “Change of Control Payment”). Within ten days following any Change of Control Triggering Event, the Issuers shall deliver a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and stating:
(1)    that the Change of Control Offer is being made pursuant to this Section 4.11 and that all Notes tendered shall be accepted for payment;
(2)    the purchase price and the purchase date, which shall be no earlier than 15 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);
(3)    that any Note not tendered shall continue to accrue interest;
(4)    that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;
(5)    that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6)    that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
(7)    that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 or in integral multiples of $1,000 in excess of $2,000.
The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 4.11 of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.11 by virtue of such compliance.
(b)    On the Change of Control Payment Date, the Issuers shall, to the extent lawful:
(1)    accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;
(2)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(3)    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.
The Paying Agent shall promptly deliver to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount of $2,000 or in integral multiples of $1,000 in excess of $2,000. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(c)    Notwithstanding anything to the contrary in this Section 4.11, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.11 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) a notice of redemption has been given pursuant to this Indenture as described above under Section 3.03 hereof, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
(d)    If Holders of not less than 90% in aggregate principal amount of the outstanding Notes properly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described in Section 4.11(c), purchase all of the Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the date of redemption (subject to the right of Holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date).

ARTICLE 5.
SUCCESSORS
Section 5.01    Merger, Consolidation, or Sale of Assets.
Neither Issuer may, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not such Issuer is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:
(a)    either (1) such Issuer is the surviving entity or (2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(b)    the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee; and
(c)    immediately after such transaction, no Default or Event of Default exists.
In addition, no Issuer may, directly or indirectly, lease all or substantially all of its properties or assets, taken as a whole, in one or more related transactions, to any other Person.
Notwithstanding the provisions of this Section 5.01, Wynn Resorts Finance or any of the Guarantors that is not a subchapter “C” corporation is permitted to convert into a corporation pursuant to a Permitted C-Corp. Conversion.
Section 5.02    Successor Corporation Substituted.
Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of either Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to such “Issuer” shall refer instead to the successor Person and not to such Issuer), and may exercise every right and power of such Issuer under this Indenture with the same effect as if such successor Person had been named as such Issuer herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest and premium, if any, on the Notes, except in the case of a sale of all of such Issuer’s assets in a transaction that is subject to, and that complies with the provisions of Section 5.01 hereof.

ARTICLE 6.
DEFAULTS AND REMEDIES
Section 6.01    Events of Default.
Each of the following is an “Event of Default”:
(a)    default for 30 days in the payment when due of interest on the Notes;
(b)    default in the payment when due (at maturity, upon redemption, repurchase or otherwise) of the principal of, or premium, if any, on, the Notes;
(c)    failure by Wynn Resorts Capital, Wynn Resorts Finance or any Guarantor:
(1)    to comply with any payment obligations (including, without limitation, obligations as to the timing or amount of such payments) described under Section 4.11 hereof;
(2)    to comply with Section 5.01 hereof;
(d)    failure by Wynn Resorts Capital, Wynn Resorts Finance or any Guarantor for 60 days after receipt of written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture not set forth in Section 6.01(c) above;
(e)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Wynn Resorts Finance or any Guarantor (or the payment of which is guaranteed by Wynn Resorts Finance or any of the Guarantors) whether such Indebtedness or guarantee exists on the Issue Date, or is created after the Issue Date, if that default results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $125.0 million or more, if such acceleration is not annulled within 30 days after written notice as provided in this Indenture;
(f)    failure by Wynn Resorts Capital, Wynn Resorts Finance or any Guarantor to pay final non-appealable judgments (not paid or covered by insurance as to which the relevant insurance company has not denied responsibility) aggregating in excess of $125.0 million, which judgments are not paid, bonded, discharged or stayed for a period of 60 days;
(g)    either Issuer or any Guarantor:
(1)    commences a voluntary case,
(2)    consents to the entry of an order for relief against it in an involuntary case,

(3)    consents to the appointment of a custodian of it or for all or substantially all of its property,
(4)    makes a general assignment for the benefit of its creditors, or
(5)    generally is not paying its debts as they become due; or
(h)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(1)    is for relief against either Issuer or any Guarantor in an involuntary case;
(2)    appoints a custodian of either Issuer or any Guarantor; or
(3)    orders the liquidation of either Issuer or any Guarantor;
and the order or decree remains unstayed and in effect for 60 consecutive days; provided that (i) if a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.
Section 6.02    Acceleration.
In the case of an Event of Default specified in clause (g) or (h) of Section 6.01 hereof, with respect to either Issuer or any Guarantor, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived.
Section 6.03    Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04    Waiver of Past Defaults.
Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05    Control by Majority.
Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. In addition, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that may involve the Trustee in personal liability.
Section 6.06    Limitation on Suits.
Except to enforce the right to receive payment of principal, interest, or premium, if any, when due, a Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:
(a)    such Holder of a Note gives to the Trustee written notice that an Event of Default is continuing;
(b)    the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
(c)    such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;
(d)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(e)    during such 60-day period, the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request within such 60-day period.
    Notwithstanding the foregoing, any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder to Wynn Resorts Finance and the Trustee that such Holder is not (or, in the case such Holder is the Depositary or its nominee, that such Holder is being instructed solely by Beneficial Owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Issuers with such other information as the Issuers may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is the Depositary or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the Beneficial Owner of the Notes in lieu of the Depositary or its nominee.

    The Trustee shall not have any obligation to check, verify or confirm any information in any Position Representation and may rely conclusively on any Position Representation delivered to it.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.07    Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.
Section 6.08    Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09    Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10    Priorities.
If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
First:    to the Trustee, for amounts due under Section 7.06 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
Second:    to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and
Third:    to the Issuers or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE 7.
TRUSTEE
Section 7.01    Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)    Except during the continuance of an Event of Default:
(1)    the duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture, and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)    this Section 7.01(c) does not limit the effect of paragraph (b) of this Section 7.01;
(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.
(e)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.
(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02    Rights of Trustee.
(a)    The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of either Issuer.
(f)    [Reserved].
(g)    Except as expressly provided herein, the Trustee shall have no duty to inquire as to the performance of the Issuers with respect to the covenants contained in Articles 4 and 5 hereof.
(h)    The Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 6.01(a) and (b) hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge thereof.

(i)    The Trustee may request that the Issuers deliver Officers’ Certificates setting forth the names of individuals and their titles and specimen signatures of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificates may be signed by any person authorized to sign an Officers’ Certificate, as the case may be, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(j)    Any permissive right granted to the Trustee shall not be construed as a mandatory duty.
(k)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(l)    In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions or utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(m)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
Section 7.03    Individual Rights of Trustee.
The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.09 hereof.
Section 7.04    Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05    Notice of Defaults.
If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall deliver a notice of the Default or Event of Default to Holders within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
Section 7.06    Compensation and Indemnity.
(a)    The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
(b)    The Issuers and the Guarantors shall indemnify, jointly and severally, the Trustee (acting in any capacity hereunder) and each of its officers, directors and employees against any and all losses, liabilities or expenses (including attorney’s fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuers, the Guarantors or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, respectively, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers or such Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
(c)    The obligations of the Issuers and the Guarantors under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, and the resignation or removal of the Trustee.
(d)    To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

(e)    When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 7.07    Replacement of Trustee.
(a)    A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.
(b)    The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers in writing. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:
(1)    the Trustee fails to comply with Section 7.09 hereof;
(2)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)    a custodian or public officer takes charge of the Trustee or its property; or
(4)    the Trustee becomes incapable of acting.
(c)    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.
(d)    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(e)    If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuers’ obligations under Section 7.06 hereof shall continue for the benefit of the retiring Trustee.
Section 7.08    Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.
Section 7.09    Eligibility; Disqualification; Conflicting Interests.
(a)    There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.
(b)    If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Issuers shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.
Section 7.10    Preferential Collection of Claims Against the Issuers.
The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall continue to be subject to Section 311(a) of the Trust Indenture Act.
ARTICLE 8.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.
The Issuers may, at the option of their respective Boards of Directors evidenced by a resolution set forth in an Officers’ Certificate of each Issuer, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02    Legal Defeasance and Discharge.
Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes, each of the Guarantors shall be deemed to be discharged from their obligations with respect to their Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and each of the Guarantors shall be deemed to have paid and discharged the entire

Indebtedness represented by the outstanding Notes (including the Note Guarantees), which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in Sections 8.02(a) and (b) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees, and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(a)    the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;
(b)    the Issuers’ obligations with respect to such Notes under Article 2 and Section 4.02 hereof;
(c)    the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith; and
(d)    this Article 8.
Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03    Covenant Defeasance.
Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and any Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.10 and 4.11 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuers and each of the Guarantors released may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(g) hereof shall not constitute Events of Default.

Section 8.04    Conditions to Legal or Covenant Defeasance.
In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:
(a)    the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as shall be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;
(b)    in the case of an election under Section 8.02 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (1) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the Issue Date, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and shall be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c)    in the case of an election under Section 8.03 hereof, the Issuers have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and shall be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(d)    no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which either Issuer or any Guarantor is a party or by which either Issuer or any Guarantor is bound;
(e)    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which either Issuer or any Guarantor is a party or by which any such Person is bound;
(f)    in the case of an election under Section 8.02 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Issuers or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder of Notes is an “insider” of either Issuer under applicable bankruptcy law, after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;
(g)    the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and
(h)    the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 8.05    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(b) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06    Repayment to Issuers.
Subject to escheatment law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuers on its request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease.
Section 8.07    Reinstatement.
If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ or the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantee shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuers shall subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9.
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01    Without Consent of Holders of Notes.
Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees to:
(a)    cure any ambiguity, defect or inconsistency;
(b)    provide for uncertificated Notes in addition to or in place of certificated Notes;
(c)    provide for the assumption of the Issuers’ or any Guarantor’s obligations to the Holders of the Notes and Note Guarantees by a successor to the Issuers or such Guarantor, as the case may be, in the case of a merger or consolidation or sale of all or substantially all of Wynn Resorts Finance’s or such Guarantor’s assets pursuant to Article 5 or Article 11 hereof;
(d)    make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder;
(e)    conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of the Notes” in the Issuers’ Offering Memorandum, dated as of September 10, 2024, relating to the offering of the Initial Notes, to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees, which intent may be evidenced by an Officers’ Certificate to that effect;

(f)    to release the Note Guarantee of a Guarantor in accordance with the terms of this Indenture;
(g)    provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date;
(h)    allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;
(i)    to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, if then applicable;
(j)    to comply with requirements of applicable Gaming Laws or to provide for requirements imposed by applicable Gaming Authorities;
(k)    to provide for the acceptance or appointment of a successor trustee; or
(l)    provide for the Notes to become secured.
Upon the request of the Issuers accompanied by a resolution of their respective Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 9.02    With Consent of Holders of Notes.
Except as provided below in this Section 9.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.11 hereof), the Notes and the Note Guarantees, with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees, may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with purchase of, or a tender offer or exchange offer for, the Notes).

Upon the request of the Issuers accompanied by a resolution of their respective Boards of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.
It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall deliver to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes or by the Guarantors with any provision of the Note Guarantees. However, without the consent of each Holder affected an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
(a)    reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(b)    reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes, except as provided above with respect to Section 4.11 hereof;
(c)    reduce the rate of or change the time for payment of interest, including default interest, on any Note;
(d)    waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
(e)    make any Note payable in money other than that stated in the Notes;
(f)    make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;

(g)    waive a redemption payment with respect to any Note (other than a payment required by Sections 4.11 hereof);
(h)    amend or modify any Note Guarantee in a manner that would adversely affect the holders of the Notes or release any Guarantor from any of its obligations under its Note Guarantee or this Indenture (except in accordance with the terms of this Indenture); or
(i)    make any change in the foregoing amendment and waiver provisions.
Section 9.03    Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.04    Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.05    Trustee to Sign Amendments, etc.
The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers and the Guarantors may not sign an amendment or supplemental indenture until their respective Boards of Directors approve it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 14.02 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and an Opinion of Counsel stating that the supplemental indenture is a valid and binding obligation of the Issuers, enforceable against each of them in accordance with its terms.
ARTICLE 10.
[RESERVED]

ARTICLE 11.
NOTE GUARANTEES
Section 11.01    Note Guarantee.
(a)    Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:
(1)    the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(2)    in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and performance and not a guarantee of collection.
(b)    The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either Issuer, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. Each Guarantor waives any right or claims of right to cause a marshalling of the Issuers’ or any Guarantor’s assets or to proceed against any Guarantor, any Issuer or any other guarantor of any Obligations that are Guaranteed in any particular order, including, but not limited to, any right arising out of Nevada Revised Statutes 40.430, to the fullest extent permitted by Nevada Revised Statutes 40.495(2).
(c)    If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either Issuer or any Guarantor, any amount paid by either to the Trustee or such

Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(d)    Each of the Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each of the Guarantors further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor, as the case may be, so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.
Section 11.02    Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each such Guarantor shall be limited to the maximum amount that shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor, as the case may be, that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
Section 11.03    Execution and Delivery of Note Guarantee.
To evidence its Note Guarantee set forth in Section 11.01, each of the Guarantors hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by one of its Officers.
Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
Section 11.04    Guarantors May Consolidate, etc., on Certain Terms.
(a)    A Guarantor may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than either of the Issuers or another Guarantor, unless:
(1)    immediately after giving effect to that transaction, no Default or Event of Default exists; and
(2)    the Person surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture and its Note Guarantee pursuant to one or more supplemental indentures and other appropriate documents satisfactory to the Trustee.
(b)    In case of any consolidation or merger involving a Guarantor under this Section 11.04 hereof, and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
(c)    Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuers or another Guarantor.
(d)    Notwithstanding the foregoing, each Guarantor is permitted to reorganize as a corporation pursuant to a Permitted C-Corp. Conversion.
Section 11.05    Release of Guarantees.
Subject to compliance with the provisions described above under this Article 11, the Note Guarantee of a Guarantor will be released:
(a)    in connection with any sale, assignment, exchange, transfer conveyance or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger,

consolidation, amalgamation or otherwise) to a Person that is not (either before or after giving effect to such transaction) an Issuer or a Guarantor;
(b)    in connection with any sale, assignment, exchange, transfer, conveyance or other disposition of all of the Capital Stock of that Guarantor by way of merger, consolidation, amalgamation or otherwise to a Person that is not (either before or after giving effect to such transaction) an Issuer or a Guarantor;
(c)    upon Legal Defeasance as provided for in Section 8.02 hereof or satisfaction and discharge of this Indenture as provided for in Section 12.01 hereof; or
(d)    upon the liquidation or dissolution of a Guarantor in a transaction or series of transactions that does not violate the terms of this Indenture.
Section 11.06    Additional Note Guarantees.
Each Domestic Subsidiary of Wynn Resorts Finance that incurs or guarantees obligations under the Senior Credit Facilities or certain other capital markets debt securities (excluding any project financings in connection with Expansion Capital Expenditures) in excess of $100.0 million will guarantee the Notes and execute one or more supplemental indentures within 10 Business Days of such incurrence or guarantee; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary or an Excluded Subsidiary need not become a guarantor until such time as it ceases to be an Immaterial Subsidiary or an Excluded Subsidiary.
ARTICLE 12.
SATISFACTION AND DISCHARGE
Section 12.01    Satisfaction and Discharge.
This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:
(a)    either:
(1)    all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or
(2)    all Notes that have not been delivered to the Trustee for cancellation will become due and payable by reason of the delivery of a notice of redemption or otherwise or will become due and payable within one year and the Issuers have or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to, but not including, the date of maturity or redemption;
(b)    no Default or Event of Default has occurred and is continuing on the date of such deposit or shall occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which either Issuer or any Guarantor is a party or by which either Issuer or any Guarantor is bound;
(c)    the Issuers or any Guarantor have paid or caused to be paid all sums payable by the Issuers under this Indenture; and
(d)    the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.
In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section, the provisions of Section 12.02 and Section 8.06 shall survive. In addition, nothing in this Section 12.01 shall be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 12.02    Application of Trust Money.
Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13.
JOINT AND SEVERAL LIABILITY
Section 13.01    Joint and Several Liability.
(a)    Notwithstanding any contrary provision contained in this Indenture and the Notes, the covenants, agreements and obligations of the Issuers, and either of them, shall be deemed joint and several obligations of the Issuers. Any waiver including, without limitation, any suretyship waiver, made by either Issuer in this Indenture or the Notes shall be deemed to be made also by the other Issuer and references in any such waiver to either Issuer shall be deemed to include the other Issuer and each of them to the fullest extent permitted by applicable law.
(b)    Notwithstanding any contrary provision contained in this Indenture or the Notes, each such document to which both Issuers are party shall be deemed to include, without limitation, the following waivers:
Each of the Issuers hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including, without limitation, (i) any right to require the Trustee or any of the Holders (each a “Beneficiary”) to proceed against either of the Issuers or any other Person or to proceed against or exhaust any security held by a Beneficiary at any time or to pursue any other remedy in the power of a Beneficiary before proceeding against such Issuer or other Person, (ii) the defense of the statute of limitations in any action hereunder or in any action for the collection or performance of the Obligations under this Indenture and the Notes (collectively, the “Note Obligations”), (iii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any Person or the failure of a Beneficiary to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any Person, (iv) appraisal, valuation, stay, extension, marshaling of assets, redemption, exemption, demand, presentment, protest and notice of any kind, including, without limitation, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of a Beneficiary, any Issuer, any endorser, guarantor or creditor of either Issuer or on the part of any other Person under this or any other instrument or document in connection with any Obligation or evidence of Indebtedness held by a Beneficiary as collateral or in connection with the Note Obligations, (v) any defense based upon an election of remedies by a Beneficiary, including, without limitation, an election to proceed by non judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of either Issuer, the right of either Issuer to proceed against the other Issuer or any other Person for reimbursement, or both, (vi) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (vii) any duty on the part of a Beneficiary to disclose to either Issuer any facts a Beneficiary may now or hereafter know about either of the Issuers or any other Person, regardless of whether a Beneficiary has reason to believe that any such facts materially increase the risk beyond that which such Issuer intends to assume, or has reason to believe that such facts are unknown to such Issuer, or has a reasonable opportunity to communicate such facts to the either Issuer, because each Issuer acknowledges that each Issuer is fully responsible for being and keeping informed of the financial condition of each of the Issuers or any other Person and of all circumstances bearing on the risk of nonpayment of any Note Obligations, (viii) any defense arising because of the election of a Beneficiary, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Law, (ix) any defense based upon any borrowing or grant of a security interest under Section 364 of the Bankruptcy Law, (x) any claim or other rights which it may now or hereafter acquire against the other Issuer or any other Person that arises from the existence of performance of each Issuer of its obligations under this Indenture or the Notes, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy by a Beneficiary against the other Issuer or any collateral which a Beneficiary now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from either of the Issuers or any other Person, directly or indirectly, in cash or other property or by set off or in any other manner, payment or security on account of such claim or other rights, (xi) any rights which it may acquire by way of contribution under this Indenture or the Notes, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from any other Person, directly or indirectly, in cash or other property or by set off or in any other manner, payment or security on account of such contribution rights, and (xii) any defense based on one action laws and any other anti-deficiency protections granted to guarantors by applicable law. No failure or delay on the Trustee’s part in exercising any power, right or privilege under this Indenture shall impair or waive one such power, right or privilege. Each of the Issuers acknowledges and agrees that any nonrecourse or exculpation provided for in this Indenture or the Notes, or any other provision of this Indenture or the Notes, limiting the Beneficiaries’ recourse to specific collateral, or limiting the Beneficiaries’ right to enforce a deficiency judgment against the Issuers, shall have absolutely no application to the Issuers’ liability under this Indenture or the Notes.
(c)    In the event of any inconsistency between the provisions of this Article 13 and the corresponding provisions of this Indenture or the Notes, the provisions of this Indenture shall govern.
ARTICLE 14.
MISCELLANEOUS
Section 14.01    Notices.
Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, fax, electronic transmission (with confirmation of receipt) or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Issuers and/or any Guarantor:
c/o Wynn Resorts Finance, LLC
3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109

Fax No.: (702) 770-1518
Attention: General Counsel
With a further copy to:
Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020-1401
Fax No.: (212) 751-4864
Attention: Senet Bischoff, Esq.

If to the Trustee:
U.S. Bank Trust Company, National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN 55107-2292
Fax No.: (651) 495-8097
Attention: Corporate Trust Department – Wynn Administrator
The Issuers, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if faxed; when receipt acknowledged, if electronically transmitted; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.
Section 14.02    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(a)    an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(b)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 14.03    Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 14.04    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 14.05    No Personal Liability of Directors, Officers, Employees and Equity Holders.
No past, present or future director, officer, employee, incorporator, organizer, equity holder or member of either Issuer or any Guarantor, as such, shall have any liability for any obligations of either Issuer or any Guarantor under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Section 14.06    Governing Law.
THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK OBLIGATIONS LAW.
Section 14.07    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 14.08    Successors.
All agreements of the Issuers in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.05.
Section 14.09    Severability.
In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 14.10    Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 14.11    Table of Contents, Headings, etc.
The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
[Signatures Pages Follow]

SIGNATURES

Dated as of September 20, 2024	ISSUERS:

WYNN RESORTS FINANCE, LLC

By: /s/ Julie Cameron-Doe
Name: Julie Cameron-Doe
Title: Treasurer

WYNN RESORTS CAPITAL CORP.

By: /s/ Julie Cameron-Doe
Name: Julie Cameron-Doe
Title: Treasurer

[Signature Page to Indenture]

GUARANTORS:

EBH HOLDINGS, LLC
EVERETT PROPERTY, LLC
WYNN AMERICA GROUP, LLC
WYNN GROUP ASIA, INC.
WYNN LAS VEGAS HOLDINGS, LLC
WYNN LAS VEGAS CAPITAL CORP.

By: /s/ Julie Cameron-Doe
Name: Julie Cameron-Doe
Title: Treasurer

WYNN LAS VEGAS, LLC

By: /s/ Dean Lawrence
Name: Dean Lawrence
Title: Chief Financial Officer and Senior Vice President

WYNN MA, LLC

By: /s/ John Santon
Name: John Santon
Title: Chief Financial Officer

WYNN SUNRISE, LLC

By: Wynn Las Vegas, LLC its sole member

By: /s/ Dean Lawrence
Name: Dean Lawrence
Title: Chief Financial Officer and Senior Vice President

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee
By:    /s/ Joshua A. Hahn________________
    Name:    Joshua A. Hahn
    Title:    Vice President
[Signature Page to Indenture]

EXHIBIT A-1

[Face of Note]
CUSIP/ISIN 983133 AD1/US983133AD10
6.250% Senior Notes due 2033
No. ___    $____________
WYNN RESORTS FINANCE, LLC
WYNN RESORTS CAPITAL CORP.
promise to pay to ______________________ or registered assigns, the principal sum of
DOLLARS on March 15, 2033.
Interest Payment Dates: March 15 and September 15
Record Dates: March 1 and September 1
Dated: September 20, 2024
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WYNN RESORTS FINANCE, LLC

By:    Wynn Resorts Holdings, LLC, its sole member

By: Wynn Resorts, Limited, its sole member

By:
Name:
Title:

WYNN RESORTS CAPITAL CORP.

By:
Name:
Title:

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This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:

Authorized Signatory [Back of Note] 6.250% Senior Notes due 2033
[Insert the Private Placement Legend, if applicable, pursuant to Section 2.06(f)(1) of the Indenture]
[Insert the Global Notes Legend, if applicable, pursuant to Section 2.06(f)(2) of the Indenture]
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)    Interest. Wynn Resorts Finance, LLC, a Nevada limited liability company (“Wynn Resorts Finance” ) and Wynn Resorts Capital Corp., a Nevada corporation (“Wynn Resorts Capital,” and together with Wynn Resorts Finance, the “Issuers”), as joint and several obligors, promise to pay interest on the principal amount of this Note at 6.250% per annum from September 20, 2024 until maturity. The Issuers shall pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be March 15, 2025. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
(2)    Method of Payment. The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers,
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payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3)    Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. Either Issuer or any Guarantor may act in any such capacity.
(4)    Indenture. The Issuers issued the Notes under an Indenture dated as of September 20, 2024 (the “Indenture”) among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuers. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder. Notes issued after the date of the Indenture in compliance with the applicable requirements of the Indenture are referred to as “Additional Notes.” The term “Notes” includes any Additional Notes hereafter issued.
(5)    Optional Redemption. The Notes are redeemable at the Issuers’ election, in whole or in part at any time prior to their Stated Maturity.
(a)    The redemption price for the Notes that are redeemed before September 15, 2027 will be equal to 100% of the aggregate principal amount of the Notes plus the Applicable Premium, plus accrued and unpaid interest to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date).
(b)    The redemption price for Notes that are redeemed on or after September 15, 2027 will be the redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest on the Notes, if any, to, but not including, the applicable date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date), if redeemed during the 12-month period beginning on September 15 of each of the years indicated below:
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Year	Percentage
2027	103.125%
2028	101.563%
2029 and thereafter	100.000%

Prior to September 15, 2027, the Issuers may also, on any one or more occasions, redeem up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes issued under this Indenture) with the proceeds of one or more Equity Offerings at a redemption price equal to 106.250% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date); provided that
(1)    at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes issues under this Indenture) remains outstanding after each such redemption (unless all Notes are otherwise repurchased or redeemed substantially concurrently with the corresponding redemption); and
(2)    such redemption occurs within 180 days after the closing of such Equity Offering.
Any such redemption may, at the discretion of the Issuers, be subject to one or more conditions precedent, including a Change of Control. In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the discretion of the Issuers, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 60 days after the date on which such notice was delivered), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed.
Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
(6)    Mandatory Redemption. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
(7)    Mandatory Disposition or Redemption Pursuant to Gaming Laws. Notwithstanding any other provision of the Indenture or this Note, each Holder, by accepting this Note, shall be deemed to have agreed that, if any Gaming Authority requires a Holder or Beneficial Owner of Notes to be registered, licensed, qualified or found suitable under any applicable Gaming Law, such Holder or Beneficial Owner, as the case may be, shall apply for a license, qualification or a finding of suitability in accordance with such Gaming Law and shall
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cooperate with the requests of any Gaming Authority for information, documentation, and/or testimony. If such Holder or Beneficial Owner (a) fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so (or such other period as required by the Gaming Authority), or (b) is notified by a Gaming Authority that it shall not be licensed, qualified or found suitable, then the Issuers shall have the right, at their option, to: (1) require the Holder or Beneficial Owner to dispose of its Notes within 30 days (or such other period as required by the Gaming Authority) following the earlier of: (a) the termination of the period described above for the Holder or Beneficial Owner to apply for a license, qualification or finding of suitability if the Holder fails to apply for a license, qualification or finding of suitability during such period, or (b) the receipt of notice from the Gaming Authority that the Holder or Beneficial Owner shall not be licensed, qualified or found suitable by the Gaming Authority; or (2) redeem the Notes of the Holder or Beneficial Owner at a redemption price equal to: (a) the price required by applicable law or by order of any Gaming Authority, or (b) the lesser of: (i) the principal amount of the Notes, and (ii) the price that the Holder or Beneficial Owner paid for the Notes, in either case, together with accrued and unpaid interest, if any, on the Notes to, but not including, the earlier of (A) the date of redemption or such earlier date as is required by the Gaming Authority or (B) the date of the finding of unsuitability by the Gaming Authority, which may be less than 30 days following the notice of redemption. The Issuers shall notify the Trustee in writing of any redemption pursuant to this Section 7 as soon as practicable.
Immediately upon a determination by a Gaming Authority that a Holder or Beneficial Owner of Notes shall not be licensed, qualified or found suitable, the Holder or Beneficial Owner shall not have any further rights with respect to the Notes to: (a) exercise, directly or indirectly, through any Person, any right conferred by the Notes; or (b) receive any interest or any other distribution or payment with respect to the Notes, or any remuneration in any form from the Issuers for services rendered or otherwise, except the redemption price of the Notes.
Neither the Issuers nor the Trustee shall be responsible for any costs or expenses any Holder or Beneficial Owner may incur in connection with its registration, application for a license, qualification or a finding of suitability, or any renewal or continuation of the foregoing or compliance with any other requirement of a Gaming Authority. Those costs and expenses will be the obligations of the Holder or Beneficial Owner, as applicable. In addition, any Holder or Beneficial Owner, as applicable, required to be licensed, qualified or found suitable under applicable Gaming Laws must pay all investigative fees and costs of any Gaming Authority in connection with such license, qualification, finding of suitability or application therefor.
A-1-6

(8)    Repurchase at Option of Holder. If a Change of Control Triggering Event occurs, the Issuers shall make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of purchase (the “Change of Control Payment”). Within 10 days following any Change of Control Triggering Event, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
(9)    Notice of Redemption. Notice of redemption shall be delivered at least 15 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess of $2,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
(10)    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
(11)    Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
(12)    Amendment, Supplement and Waiver.
(a)    Subject to certain exceptions, the Indenture, the Notes and the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, voting as a single class.
(b)    Without the consent of each Holder of Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder) (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or
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alter or waive any of the provisions with respect to the redemption of the Notes (other than Section 4.11 of the Indenture), (iii) reduce the rate of or change the time for payment of interest, including default interest, on any Note; (iv) waive a Default or Event of Default in the payment of principal of, or interest, premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated herein, (vi) make any change in Section 6.04 of the Indenture or the rights of Holders of Notes to receive payments of principal of, or interest, premium, if any, on, the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by Section 4.11 of the Indenture), (viii) amend or modify any Note Guarantee in a manner that would adversely affect the Holders of the Notes or release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (except in accordance with the terms of the Indenture) or (ix) make any change in the preceding amendment and waiver provisions.
(c)    Without the consent of any Holder of a Note, the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Note Guarantees to (i) cure any ambiguity, defect or inconsistency, (ii) provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) provide for the assumption of the either Issuers’ or any Guarantor’s obligations to the Holders of the Notes and Note Guarantees by a successor to the Issuers or such Guarantor, as the case may be, in the case of a merger or consolidation or sale of all or substantially all of the Wynn Resorts Finance’s or such Guarantor’s assets pursuant to Article 5 or Article 11 of the Indenture, (iv) make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights of any such Holder under the Indenture, (v) to conform the text of the Indenture, the Notes or the Note Guarantees to any provision of the “Description of the Notes” in the Issuers’ Offering Memorandum, dated as of September 10, 2024, relating to the offering of the Initial Notes, to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Note Guarantees, which intent may be evidenced by an Officers’ Certificate to that effect, (vi) to release the Note Guarantee of a Guarantor in accordance with the terms of the Indenture, (vii) provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture, (viii) allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes, (ix) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, if then applicable, (x) to comply with requirements of applicable Gaming Laws or to provide for requirements imposed by applicable Gaming Authorities; (xi) to provide for the acceptance or appointment of a successor trustee or (xii) provide for the Notes to be secured.
(13)    Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest, if any, with respect to the Notes; (ii) default in payment when due of principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by Wynn Resorts Capital, Wynn Resorts Finance or any of Guarantors to
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comply with Sections 4.11 or 5.01 of the Indenture; (iv) failure by Wynn Resorts Capital, Wynn Resorts Finance or any Guarantor for 60 days after written notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture or the Notes, not set forth in clause (iii) above; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Wynn Resorts Finance or any Guarantor (or the payment of which is guaranteed by Wynn Resorts Finance or any of the Guarantors) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $125.0 million or more, if such acceleration is not annulled within 30 days after written notice as provided in the Indenture; (vi) failure by Wynn Resorts Capital, Wynn Resorts Finance or any of the Guarantors to pay final non-appealable judgments (not paid or covered by insurance as to which the relevant insurance company has not denied responsibility) aggregating in excess of $125.0 million, which judgments are not paid, bonded, discharged or stayed for a period of 60 days; or (vii) certain events of bankruptcy or insolvency described in the Indenture with respect to (a) either Issuer or (b) any Guarantor; provided that (i) if a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03 or otherwise to deliver any notice or certificate pursuant to any other provision of the Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in the Indenture.
In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to (a) either Issuer or (b) any Guarantor, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or premium, if any. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes. The Issuers are required to deliver to the Trustee annually an Officers’ Certificate regarding compliance with the Indenture. Upon becoming aware of any
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Default or Event of Default, the Issuers are required to deliver to the Trustee an Officers’ Certificate specifying such Default or Event of Default.
(14)    [Reserved].
(15)    Trustee Dealings with Issuers. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties.
(16)    No Recourse Against Others. No past, present or future director, officer, employee, incorporator, organizer, equity holder or member of either Issuer or any Guarantor, as such, shall have any liability for any obligations of either Issuer or any Guarantor under the Notes, the Note Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
(17)    Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(18)    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(19)    Governing Law. THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 4-1401 OF THE NEW YORK OBLIGATIONS LAW.
(20)    CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
c/o Wynn Resorts Finance, LLC
3131 Las Vegas Boulevard South
Las Vegas, NV 89109
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Fax No.: (702) 770-1518
Attention: General Counsel
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Assignment Form
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
    (Insert assignee’s legal name)
(Insert assignee’s soc. sec. or tax I.D. no.)
(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.
Date: _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*: _________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Option of Holder to Elect Purchase
If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.11 of the Indenture, check the appropriate box below:
Section 4.11
If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.11 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*: _________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*    This schedule should be included only if the Note is issued in global form.
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EXHIBIT A-2

[Face of Regulation S Temporary Global Note]
CUSIP/ISIN U98354 AE0/USU98354AE03
6.250% Senior Notes due 2033
No. ___    $____________
WYNN RESORTS FINANCE, LLC
WYNN RESORTS CAPITAL CORP.
promise to pay to ______________________ or registered assigns, the principal sum of
DOLLARS on March 15, 2033.
Interest Payment Dates: March 15 and September 15
Record Dates: March 1 and September 1
Dated: September 20, 2024
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WYNN RESORTS FINANCE, LLC

By:    Wynn Resorts Holdings, LLC, its sole member

By: Wynn Resorts, Limited, its sole member

By:
Name:
Title:

WYNN RESORTS CAPITAL CORP.

By:
Name:
Title:

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This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:

Authorized Signatory
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[Back of Regulation S Temporary Global Note]
6.250% Senior Notes due 2033
[Insert the Private Placement Legend, if applicable, pursuant to Section 2.06(f)(1) of the Indenture]
[Insert the Global Notes Legend, if applicable, pursuant to Section 2.06(f)(2) of the Indenture]
[Insert the Regulation S Temporary Global Note Legend pursuant to Section 2.06(f)(3) of the Indenture]
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)    Interest. Wynn Resorts Finance, LLC, a Nevada limited liability company (“Wynn Resorts Finance”) and Wynn Resorts Capital Corp., a Nevada corporation (“Wynn Resorts Capital,” and together with Wynn Resorts Finance, the “Issuers”), as joint and several obligors, promise to pay interest on the principal amount of this Note at 6.250% per annum from September 20, 2024 until maturity. The Issuers shall pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be March 15, 2025. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
(2)    Method of Payment. The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United
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States of America as at the time of payment is legal tender for payment of public and private debts.
(3)    Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. Either Issuer or any Guarantor may act in any such capacity.
(4)    Indenture. The Issuers issued the Notes under an Indenture dated as of September 20, 2024 (the “Indenture”) among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuers. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder. Notes issued after the date of the Indenture in compliance with the applicable requirements of the Indenture are referred to as “Additional Notes.” The term “Notes” includes any Additional Notes hereafter issued.
(5)    Optional Redemption. The Notes are redeemable at the Issuers’ election, in whole or in part at any time prior to their Stated Maturity.
(a)    The redemption price for the Notes that are redeemed before September 15, 2027 will be equal to 100% of the aggregate principal amount of the Notes plus the Applicable Premium, plus accrued and unpaid interest to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date).
(b)    The redemption price for Notes that are redeemed on or after September 15, 2027 will be the redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest on the Notes, if any, to, but not including, the applicable date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date), if redeemed during the 12-month period beginning on September 15 of each of the years indicated below:

Year	Percentage
2027	103.125%
2028	101.563%
2029 and thereafter	100.000%

Prior to September 15, 2027, the Issuers may also, on any one or more occasions, redeem up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes issued under this Indenture) with
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the proceeds of one or more Equity Offerings at a redemption price equal to 106.250% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date); provided that
(1)    at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes issues under this Indenture) remains outstanding after each such redemption (unless all Notes are otherwise repurchased or redeemed substantially concurrently with the corresponding redemption); and
(2)    such redemption occurs within 180 days after the closing of such Equity Offering.
Any such redemption may, at the discretion of the Issuers, be subject to one or more conditions precedent, including a Change of Control. In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the discretion of the Issuers, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 60 days after the date on which such notice was delivered), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed.
Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
(6)    Mandatory Redemption. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
(7)    Mandatory Disposition or Redemption Pursuant to Gaming Laws. Notwithstanding any other provision of the Indenture or this Note, each Holder, by accepting this Note, shall be deemed to have agreed that, if any Gaming Authority requires a Holder or Beneficial Owner of Notes to be registered, licensed, qualified or found suitable under any applicable Gaming Law, such Holder or Beneficial Owner, as the case may be, shall apply for a license, qualification or a finding of suitability in accordance with such Gaming Law and shall cooperate with the requests of any Gaming Authority for information, documentation, and/or testimony. If such Holder or Beneficial Owner (a) fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so (or such other period as required by the Gaming Authority), or (b) is notified by a Gaming Authority that it shall not be licensed, qualified or found suitable, then the Issuers shall have the right, at their option, to: (1) require the Holder or Beneficial Owner to dispose of its Notes within 30 days (or such other period as required by the Gaming Authority) following the earlier of: (a) the termination of the period described above for the Holder or Beneficial Owner to apply for a license, qualification or finding of suitability if the Holder fails to apply for a license, qualification or finding of
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suitability during such period, or (b) the receipt of notice from the Gaming Authority that the Holder or Beneficial Owner shall not be licensed, qualified or found suitable by the Gaming Authority; or (2) redeem the Notes of the Holder or Beneficial Owner at a redemption price equal to: (a) the price required by applicable law or by order of any Gaming Authority, or (b) the lesser of: (i) the principal amount of the Notes, and (ii) the price that the Holder or Beneficial Owner paid for the Notes, in either case, together with accrued and unpaid interest, if any, on the Notes to, but not including, the earlier of (A) the date of redemption or such earlier date as is required by the Gaming Authority or (B) the date of the finding of unsuitability by the Gaming Authority, which may be less than 30 days following the notice of redemption. The Issuers shall notify the Trustee in writing of any redemption pursuant to this Section 7 as soon as practicable.
Immediately upon a determination by a Gaming Authority that a Holder or Beneficial Owner of Notes shall not be licensed, qualified or found suitable, the Holder or Beneficial Owner shall not have any further rights with respect to the Notes to: (a) exercise, directly or indirectly, through any Person, any right conferred by the Notes; or (b) receive any interest or any other distribution or payment with respect to the Notes, or any remuneration in any form from the Issuers for services rendered or otherwise, except the redemption price of the Notes.
Neither the Issuers nor the Trustee shall be responsible for any costs or expenses any Holder or Beneficial Owner may incur in connection with its registration, application for a license, qualification or a finding of suitability, or any renewal or continuation of the foregoing or compliance with any other requirement of a Gaming Authority. Those costs and expenses will be the obligations of the Holder or Beneficial Owner, as applicable. In addition, any Holder or Beneficial Owner, as applicable, required to be licensed, qualified or found suitable under applicable Gaming Laws must pay all investigative fees and costs of any Gaming Authority in connection with such license, qualification, finding of suitability or application therefor.
(8)    Repurchase at Option of Holder. If a Change of Control Triggering Event occurs, the Issuers shall make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of purchase (the “Change of Control Payment”). Within 10 days following any Change of Control Triggering Event, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
(9)    Notice of Redemption. Notice of redemption shall be delivered at least 15 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess of $2,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
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(10)    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.
(11)    Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
(12)    Amendment, Supplement and Waiver.
(a)    Subject to certain exceptions, the Indenture, the Notes and the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, voting as a single class.
(b)    Without the consent of each Holder of Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder) (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (other than Section 4.11 of the Indenture), (iii) reduce the rate of or change the time for payment of interest, including default interest, on any Note; (iv) waive a Default or Event of Default in the payment of principal of, or interest, premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated herein, (vi) make any change in Section 6.04 of the Indenture or the rights of Holders of Notes to receive payments of principal of, or interest, premium, if any, on, the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by Section 4.11 of the Indenture), (viii) amend or modify any Note Guarantee in a manner that would adversely affect the Holders of the Notes or release
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any Guarantor from any of its obligations under its Note Guarantee or the Indenture (except in accordance with the terms of the Indenture) or (ix) make any change in the preceding amendment and waiver provisions.
(c)    Without the consent of any Holder of a Note, the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Note Guarantees to (i) cure any ambiguity, defect or inconsistency, (ii) provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) provide for the assumption of the either Issuers’ or any Guarantor’s obligations to the Holders of the Notes and Note Guarantees by a successor to the Issuers or such Guarantor, as the case may be, in the case of a merger or consolidation or sale of all or substantially all of the Wynn Resorts Finance’s or such Guarantor’s assets pursuant to Article 5 or Article 11 of the Indenture, (iv) make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights of any such Holder under the Indenture, (v) to conform the text of the Indenture, the Notes or the Note Guarantees to any provision of the “Description of the Notes” in the Issuers’ Offering Memorandum, dated as of September 10, 2024, relating to the offering of the Initial Notes, to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Note Guarantees, which intent may be evidenced by an Officers’ Certificate to that effect, (vi) to release the Note Guarantee of a Guarantor in accordance with the terms of the Indenture, (vii) provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture, (viii) allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes, (ix) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, if then applicable, (x) to comply with requirements of applicable Gaming Laws or to provide for requirements imposed by applicable Gaming Authorities; (xi) to provide for the acceptance or appointment of a successor trustee or (xii) provide for the Notes to be secured.
(13)    Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest, if any, with respect to the Notes; (ii) default in payment when due of principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by Wynn Resorts Capital, Wynn Resorts Finance or any of Guarantors to comply with Sections 4.11 or 5.01 of the Indenture; (iv) failure by Wynn Resorts Capital, Wynn Resorts Finance or any Guarantor for 60 days after written notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture or the Notes, not set forth in clause (iii) above; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Wynn Resorts Finance or any Guarantor (or the payment of which is guaranteed by Wynn Resorts Finance or any of the Guarantors) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of
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which has been so accelerated, aggregates $125.0 million or more, if such acceleration is not annulled within 30 days after written notice as provided in the Indenture; (vi) failure by Wynn Resorts Capital, Wynn Resorts Finance or any of the Guarantors to pay final non-appealable judgments (not paid or covered by insurance as to which the relevant insurance company has not denied responsibility) aggregating in excess of $125.0 million, which judgments are not paid, bonded, discharged or stayed for a period of 60 days; or (vii) certain events of bankruptcy or insolvency described in the Indenture with respect to (a) either Issuer or (b) any Guarantor; provided that (i) if a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03 or otherwise to deliver any notice or certificate pursuant to any other provision of the Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in the Indenture.
In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to (a) either Issuer or (b) any Guarantor, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or premium, if any. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes. The Issuers are required to deliver to the Trustee annually an Officers’ Certificate regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Issuers are required to deliver to the Trustee an Officers’ Certificate specifying such Default or Event of Default.
(14)     [Reserved].
(15)    Trustee Dealings with Issuers. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties.
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(16)    No Recourse Against Others. No past, present or future director, officer, employee, incorporator, organizer, equity holder or member of either Issuer or any Guarantor, as such, shall have any liability for any obligations of either Issuer or any Guarantor under the Notes, the Note Guarantees, or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
(17)    Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(18)    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(19)    Governing Law. THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 4-1401 OF THE NEW YORK OBLIGATIONS LAW.
(20)    CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
c/o Wynn Resorts Finance, LLC
3131 Las Vegas Boulevard South
Las Vegas, NV 89109
Fax No.: (702) 770-1518
Attention: General Counsel

A-2-11

Assignment Form
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
    (Insert assignee’s legal name)
(Insert assignee’s soc. sec. or tax I.D. no.)
(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.
Date: _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*: _________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-12

Option of Holder to Elect Purchase
If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.11 of the Indenture, check the appropriate box below:
Section 4.11
If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.11 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*: _________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-13

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

A-2-14

*    This schedule should be included only if the Note is issued in global form.
A-2-15

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Wynn Resorts Finance, LLC
Wynn Resorts Capital Corp.
3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Fax No.: (702) 770-1100
Attention: President
U.S. Bank Trust Company, National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul, Minnesota 55107
Fax: (651) 495-8097
Attention: Corporate Trust Department – Wynn Administrator
Re: 6.250% Senior Notes due 2033
Reference is hereby made to the Indenture, dated as of September 20, 2024 (the “Indenture”), among Wynn Resorts Finance, LLC, a Nevada limited liability company (“Wynn Resorts Finance”), Wynn Resorts Capital Corp., a Nevada corporation (“Wynn Resorts Capital” and, together with Wynn Resorts Finance, the “Issuers”), the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.    ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
2.    ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3.    ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)    ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)    ☐ such Transfer is being effected to the Wynn Resorts Finance or a subsidiary thereof;
or
(c)    ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of

Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.
4.    ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a)    ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b)    ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)    ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of Wynn Resorts Finance.
[Insert Name of Transferor]

By:
Name:
Title:
Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
        (a)    ☐ a beneficial interest in the:
            (i)    ☐ 144A Global Note (CUSIP _________), or
            (ii)    ☐ Regulation S Global Note (CUSIP _________), or
            (iii)    ☐ IAI Global Note (CUSIP _________); or
        (b)    ☐ a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
        (a)    ☐ a beneficial interest in the:
            (i)    ☐ 144A Global Note (CUSIP _________), or
            (ii)    ☐ Regulation S Global Note (CUSIP _________), or
            (iii)    ☐ IAI Global Note (CUSIP _________); or
            (iv)    ☐ Unrestricted Global Note (CUSIP _________); or
        (b)    ☐ a Restricted Definitive Note; or
        (c)    ☐ an Unrestricted Definitive Note,
        in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Wynn Resorts Finance, LLC
Wynn Resorts Capital Corp.
3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Fax: (702) 770-1100
Attention: President
U.S. Bank Trust Company, National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul, Minnesota 55107
Fax No.: (651) 495-8097
Attention: Corporate Trust Department – Wynn Administrator
Re: 6.250% Senior Notes due 2033
(CUSIP __________)
Reference is hereby made to the Indenture, dated as of September 20, 2024 (the “Indenture”), among Wynn Resorts Finance, LLC, a Nevada limited liability company (“Wynn Resorts Finance”), Wynn Resorts Capital Corp., a Nevada corporation (“Wynn Resorts Capital” and, together with Wynn Resorts Finance, the “Issuers”), the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and

(iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c)    ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d)    ☐    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b)    ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of Wynn Resorts Finance.
[Insert Name of Transferor]

By:
    Name:
    Title:
Dated: ______________________

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Wynn Resorts Finance, LLC
Wynn Resorts Capital Corp.
3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Fax No.: (702) 770-1100
Attention: President
U.S. Bank Trust Company, National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul, Minnesota 55107
Fax No.: (651) 495-8097
Attention: Corporate Trust Department – Wynn Administrator
Re: 6.250% Senior Notes due 2033
Reference is hereby made to the Indenture, dated as of September 20, 2024 (the “Indenture”), among Wynn Resorts Finance, LLC, a Nevada limited liability company (“Wynn Resorts Finance”), Wynn Resorts Capital Corp., a Nevada corporation (“Wynn Resorts Capital” and, together with Wynn Resorts Finance, the “Issuers”), the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $____________ aggregate principal amount of:
(a)    ☐    a beneficial interest in a Global Note, or
(b)    ☐    a Definitive Note,
we confirm that:
1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to Wynn Resorts Finance or any subsidiary thereof, (B) in
D-1

accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to Wynn Resorts Finance a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to Wynn Resorts Finance to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, or (E) pursuant to the provisions of Rule 144(k) under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and Wynn Resorts Finance such certifications, legal opinions and other information as you and Wynn Resorts Finance may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and Wynn Resorts Finance are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
    [Insert Name of Accredited Investor]

By:
    Name:
    Title:
Dated: _______________________
D-2

EXHIBIT E
[FORM OF NOTATION OF GUARANTEE]
For value received, each of the Guarantors (which terms include any successor Person under the Indenture) executing this Notation of Guarantee has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of September 20, 2024 (the “Indenture”) among Wynn Resorts Finance, LLC, a Nevada limited liability company (“Wynn Resorts Finance”) and Wynn Resorts Capital Corp., a Nevada corporation (“Wynn Resorts Capital,” and together with Wynn Resorts Finance, the “Issuers”), as joint and several obligors, and EBH Holdings, LLC, a Nevada limited liability company, Wynn Group Asia, Inc., a Nevada corporation, Everett Property, LLC, a Massachusetts limited liability company, Wynn America Group, LLC, a Nevada limited liability company, Wynn Las Vegas Holdings, LLC, a Nevada limited liability company, Wynn Las Vegas, LLC, a Nevada limited liability company, Wynn MA, LLC, a Nevada limited liability company, Wynn Sunrise, LLC, a Nevada limited liability company and Wynn Las Vegas Capital Corp., a Nevada corporation, as guarantors (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantor(s) to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.
[Name of Guarantor(s)]

By:
Name:
Title:

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
Supplemental Indenture (this “Supplemental Indenture”), dated as of ________________, 20__, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Wynn Resorts Finance, LLC, a Nevada limited liability company (“Wynn Resorts Finance”), Wynn Resorts Capital Corp., a Nevada corporation (“Wynn Resorts Capital,” and together with Wynn Resorts Finance, the “Issuers”) and the Guarantors (as defined in the Indenture referred to herein) and U.S. Bank Trust Company, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of September 20, 2024 providing for the issuance of an aggregate principal amount of $800,000,000 of 6.250% Senior Notes due 2033 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee one or more supplemental indentures pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:
(a)    Along with all Guarantors named in the Indenture, to jointly, severally and unconditionally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Issuers hereunder or thereunder, that:
(i)    the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(ii)    in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.
(b)    The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.
(c)    The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either Issuer, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever, any right or claims of right to cause a marshalling of the Issuers’ or any Guarantor’s assets or to proceed against any Guarantor, any Issuer or any other guarantor of any Obligations which are Guaranteed in any particular order, including, but not limited to, any right arising out of Nevada Revised Statutes 40.430, to the fullest extent permitted by Nevada Revised Statutes 40.495(2).
(d)    This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.
(e)    If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either of the Issuers or any Guarantor, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(f)    The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
(g)    As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.
(h)    The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.
(i)    Pursuant to Section 11.02 of the Indenture, after giving effect to any maximum amount and all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy Law or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee shall not constitute a fraudulent transfer or conveyance.
3.    Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
4.    Guaranteeing Subsidiary may Consolidate, etc. on Certain Terms.
(a)    A Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guaranteeing Subsidiary is the surviving Person) another Person, other than either of the Issuers or another Guarantor, except as set forth in the Indenture.
(b)    Notwithstanding the foregoing provisions of this Section 4 or the provisions of Section 11.04 of the Indenture, each Guarantor is permitted to reorganize as a corporation pursuant to a Permitted C-Corp. Conversion.
5.    Releases.
Subject to compliance with the provisions described in Section 4 above and under Article 11 of the Indenture, the Note Guarantee of a Guaranteeing Subsidiary will be released on the terms set forth in the Indenture.
6.    No Recourse Against Others. No past, present or future director, officer, employee, incorporator, organizer, equity holder or member of any Guarantor, as such, shall have any liability for any obligations of either Issuer or any Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

7.    NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 4-1401 OF THE NEW YORK OBLIGATIONS LAW.
8.    Conflicts with Indenture. This Supplemental Indenture is subject to all terms of the Indenture. To the extent any provision of this Supplemental Indenture conflicts with express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
9.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
10.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
11.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: _______________, 20___
[Guaranteeing Subsidiary]

By: _______________________________
Name:
Title:

Issuers:

WYNN RESORTS FINANCE, LLC,
a Nevada limited liability company
By: Wynn Resorts Holdings, LLC, its sole member
By: Wynn Resorts, Limited, its sole member

By:
Name:
Title:

WYNN RESORTS CAPITAL CORP.,
a Nevada corporation
By:_________________________________
Name:
Title:

                    Guarantors:
EBH HOLDINGS, LLC
EVERETT PROPERTY, LLC
WYNN AMERICA GROUP, LLC
WYNN GROUP ASIA, INC.
WYNN LAS VEGAS HOLDINGS, LLC
WYNN LAS VEGAS CAPITAL CORP.

By:
Name: Julie Cameron-Doe
Title: Treasurer

WYNN LAS VEGAS, LLC

By:
Name: Dean Lawrence
Title: Chief Financial Officer and Senior Vice President

WYNN MA, LLC

By:
Name: John Santon
Title: Chief Financial Officer

WYNN SUNRISE, LLC

By: Wynn Las Vegas, LLC its sole member

By:
Name: Dean Lawrence
Title: Chief Financial Officer and Senior Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By: _______________________________
    Authorized Signatory